                                                                    EXHIBIT 10.7

                    STIPULATION AND AGREEMENT OF SETTLEMENT

     This stipulation and agreement of settlement dated as of August 12th, 2003 is made and entered into by and between lead Plaintiff, California State Teachers' Retirement System ("CalSTRS" or "Lead Plaintiff"), on behalf of itself and the Class (as defined below), and defendant Homestore, Inc. ("Homestore").

     WHEREAS:

     A. Commencing in December 2001, multiple class action complaints were filed against Homestore and other individuals and entities on behalf of persons who purchased shares of Homestore common stock during the period January 1, 2000 until December 21, 2001;

     B. The United States District Court for the Central District of California consolidated these actions in a proceeding entitled In re Homestore.com, Inc. Securities Litigation, Case No. CV 01-11115 MJP ("the Action") and approved the appointment of CalSTRS as Lead Plaintiff for the putative Class;

     C. On November 15, 2002, Lead Plaintiff filed the operative First Amended Consolidated Complaint in the Action ("the Complaint") that alleges, among other things, that in a scheme to artificially inflate the value of Homestore common stock, Homestore's financial statements were materially misstated during the Class Period (as defined herein) and that Homestore and the other defendants caused these material misstatements to be issued;

     D. The Complaint further alleges that Lead Plaintiff and the other members of the Class purchased or otherwise acquired Homestore common stock during the Class Period at prices that were artificially inflated as a result of the dissemination of Homestore's materially false and misleading financial statements in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder;

     E. Homestore has filed an Answer in the Action denying liability on its part with respect to the claims asserted in the Action against them by Lead Plaintiff and the Class. Nevertheless, Homestore has determined that settlement of those claims is in the best interest of the Company and its present shareholders. By entering into this Stipulation and the Settlement, Homestore does not intend to waive, and is not waiving, any defense available to it.

     F. Lead Counsel for CalSTRS has conducted an investigation relating to the claims and to the underlying events and transactions alleged in the Complaint including consultation with experts and interviews of potential witnesses, including anonymous cooperating witnesses. Lead Counsel has analyzed the claims and has researched the applicable law with respect to the claims of CalSTRS and the Class against Homestore. CalSTRS has also had discussions with representatives of Homestore regarding corporate governance issues and regarding Homestore's financial condition.

     F. On June 16 and 17, 2003, pursuant to the District Court's direction, representatives of CalSTRS and Homestore, along with their respective counsel, participated in a Mediation conducted by the Hon. Daniel Weinstein of JAMS, with a view to settling the issues in dispute between them and achieving the best relief possible consistent with the interests of the Class. During that Mediation, Homestore presented further information relating to its financial condition and its ability to fund a potential settlement with Lead Plaintiff and the Class;

     G. Based upon their investigation and analysis as set forth above, and as a result of the arms-length negotiations that took place as part of the Mediation, Lead Counsel and Lead Plaintiff have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Lead Plaintiff and the Class, and in their best interests, and have agreed to settle the claims raised against Homestore in the Action pursuant to the terms and provisions of this Stipulation, after considering (1) the substantial benefits that the Class will receive from this settlement with Homestore, (2) the attendant risks of litigation, and (3) Homestore's present financial condition and the status of its Directors and Officers Liability Insurance claims.

     H. The Complaint also asserts claims against PriceWaterhouseCoopers, Stuart Wolff and Peter Tafeen, which are not being settled or compromised by this settlement and which Lead Plaintiff will continue to prosecute on behalf of the Class.

     NOW THEREFORE, without any admission or concession on the part of Lead Plaintiff or the Class of any lack of merit of the Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in their defenses whatsoever by Homestore,

     IT IS HEREBY STIPULATED AND AGREED by and among the parties to this Stipulation, subject to approval by the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, that in consideration of the benefits flowing to the parties hereto, that all Settled Claims (as defined below) against Homestore and other released parties as set forth in the Release below, shall be compromised, settled, released and dismissed with prejudice, and without costs, upon and subject to the Terms and Conditions set forth below:

                                  DEFINITIONS

     As used in this Stipulation, the following terms shall have the following meanings:

     a) "Action" means the consolidated proceedings pending in the United States District Court for the Central District of California entitled In re Homestore.com, Inc. Securities Litigation, Case No. CV 01-11115 MJP.

     b) "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Class Administrator.

     c) "Claims Administrator" means the firm to be retained by Lead Counsel, subject to Court Approval, which shall process proofs of claim and administer the Settlement payments to Authorized Claimants.

     d) "Class" or "Plaintiff Class" means the Class to be certified, defined as all Persons (excluding Defendants, any members of their immediate families, any person, firm, trust, corporation, present or former officer, director, or other individual or entity in which any Defendant has a controlling interest or which is affiliated with any of the Defendants, and any legal representatives, agents, affiliates, heirs, successors-in-interest or assigns of any excluded party) who purchased or otherwise acquired Homestore.com, Inc. stock from January 1, 2000 through December 21, 2001.

     e) "Class Period" means the period commencing on January 1, 2000 through and including December 21, 2001.

     f) "Class Member" or "Member of the Class" means any Person who purchased or otherwise acquired Homestore common stock during the period beginning January 1, 2000 through December 21, 2001, inclusive, and who is not excluded from the Class by definition or who does not exclude themselves by filing a valid timely request for exclusion in accordance with the requirements set forth in the Notice.

     g) "Costs of Notice" means all reasonable expenses incurred in connection with the preparation, printing, and mailing of the Notice to the Class and publication of the Publication Notice.

     h) "Defendants" means Homestore, PriceWaterhouseCoopers, Stuart Wolff and Peter Tafeen.

     i) "Dismissed Defendants" means the following "Business Partner Defendants" and "Third Party Vendors" named by Plaintiff as defendants in the First Amended Consolidated Class Action Complaint in this Action, whose motions to dismiss were granted by the Court in its March 7, 2003 Order Regarding Motions to
Dismiss: AOL Time Warner, Eric Keller, David Colburn, Cendant Corporation, L90, Akonix, CityRealty, Classmates Online, CornerHardware, Globe Explorer, Internet Pictures, PromiseMark, RevBox, Dorado Corporation, Smart Home and WizShop.

     j) "Effective Date" means the date upon which the Order and Final Judgment has become Final as those terms are defined below.

     k) "Escrow Account" means the interest bearing account to be maintained by Lead Counsel into which the cash settlement payments made by Homestore pursuant to this Stipulation shall be deposited.

     l) "Final" means: (i) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or denial of a writ of certiorari to review the Judgement and, if certiorari is granted, the date of final affirmance of the Judgement following review pursuant to the grant; or
(ii) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (iii) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal from the Court's Judgment approving the Stipulation substantially in the form of Exhibit A hereto, i.e. thirty (30) days after entry of the Judgment. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming final.

         m) "Individual Defendants" means Stuart Wolff and Peter Tafeen.

         n) "Lead Counsel" means Court-appointed lead counsel for Plaintiffs and the Class in the Action, the law firm of Cotchett, Pitre, Simon & McCarthy.

         o) "Lead Plaintiff" means the California State Teachers' Retirement System (CalSTRS).

         p) "Mediator" means the Hon. Daniel Weinstein of JAMS, who presided over mediation between Homestore and CalSTRS on June 16-17, 2003. If for any reason former Judge Weinstein is unable or unwilling to perform the functions assigned to him under this stipulation, "Mediator" shall mean the person jointly selected by Homestore and CalSTRS to replace him. In the event that the parties are unable to agree to a replacement, either party may request that JAMS will appoint the replacement.

         q) "Notice" means the Notice of Pendency of Class Action, Hearing on Proposed Partial Settlement and Attorneys' Fee Petition and Right to Share in Settlement Fund, which if the Court approves is to be sent to members of the Class substantially in the form attached hereto as Exhibit B.

         r) "Order and Final Judgment" or "Judgment" means the proposed order and judgment to be entered by the Court approving this Settlement substantially in the form attached hereto as Exhibit A.

         s) "Order for Notice and Hearing" or "Preliminary Approval" means the proposed order preliminarily approving this Settlement and directing notice thereof to the Class substantially in the form attached hereto as Exhibit C.

         t) "Other Settling Defendants" means the following individuals with whom plaintiffs have entered into separate settlement agreements: John Giesecke, Joseph Shew, Sophia Losh, David Rosenblatt, John DeSimione and Jeff Kalina.

         u) "Plaintiffs" means Lead Plaintiff and all other plaintiffs in this consolidated action, collectively.

         v) "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated organization, limited liability partnership, and any other type of legal entity, and their heirs, predecessors, successors, representatives and assigns.

         w) "Proof of Claim" means the claim form substantially in the form attached hereto as Exhibit D.

         x) "Publication Notice" means the summary notice of proposed partial settlement and hearing for publication substantially in the form attached as Exhibit E.

         y) "Released Homestore Parties" means Homestore, its present or former assigns, affiliates, administrators, executors, successors, subsidiaries, attorneys, accountants and auditors (except PriceWaterhouseCoopers), experts, parents, predecessors, or related companies, and any of its or their present or former officers and directors, shareholders, employees, agents, or representatives, excluding the Individual Defendants, Other Settling Defendants and Dismissed Defendants.

     z) "Settled Claims" means any and all claims, rights, demands, obligations, controversies, debts, damages, losses, causes of action and liabilities of any kind or nature whatsoever in law or equity, including both known and unknown claims, suspected or unsuspected, held at any point from the beginning of time to the date of the execution of this Stipulation, arising out of, connected with, or in any way relating to, the acquisition of Homestore common stock or which have been or could have been asserted by any of the Plaintiffs or Class Members in the Action against any of the Released Homestore Parties.

     aa) "Settlement" means resolution of the Action in accordance with the terms and provisions of this Stipulation.

     bb) "Settlement Fund" means the cash and common stock consideration paid by Homestore pursuant to this Stipulation.

     cc) "Settlement Hearing" means the hearing held by the Court to determine whether this proposed Settlement is fair, reasonable and adequate and should be approved.

                       TERMS AND CONDITIONS OF SETTLEMENT
                       ----------------------------------

1. CONSIDERATION BY HOMESTORE. In consideration of the dismissal and release of claims by the Plaintiff Class against Homestore and other undertakings by CalSTRS and the Plaintiff Class provided for herein, and subject to Final Approval by the Court, Homestore shall pay for the benefit of the Plaintiff Class the following:

     A.   Thirteen Million Dollars ($13,000,000.00) in cash; and

     B. Twenty Million shares of Homestore common stock, which are intended to be unrestricted and freely tradable as described in Paragraph 2.C below ("the Settlement Shares").

2.   TIMING OF DELIVERY OF CONSIDERATION INTO ESCROW.

     A. No later than three business days after Preliminary Approval by the Court, Homestore shall cause to be deposited into an Escrow Account set up by counsel for Plaintiff for such purpose, the sum of ten million dollars ($10,000,000.00);

     B. The remaining three million dollars ($3,000,000.00) in cash consideration shall be deposited by Homestore into the Escrow Account within three business days of Final Approval by the Court of this Settlement.

Homestore shall undertake reasonable best efforts to issue and deliver the Settlement Shares into an Escrow set up for that purpose within ten days of Final Approval by the Court of this Settlement. The issuance of the Shares pursuant to this Stipulation shall be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 3(a)(10) of the Securities Act, and thus resale by recipients of the Shares in the Settlement, who are not affiliates (as defined in Rule 144(a)(1) under the Securities Act) of Homestore, will not be subject to the resale limitations of Rule 144 under the Securities Act, or registered pursuant to Section 5 of the Securities Act if for any reason such exemption is not available. If such exemption is determined not to be available, by formal advice of counsel or by action or written notice from the Securities and Exchange Commission to that effect, Homestore shall undertake to effect the registration of the Shares pursuant to Section 5 of the Securities Act pursuant to a registration statement filed within thirty (30) days of the determination of the unavailability of the exemption.

3.   RELEASE OF CLAIMS.

     A. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action with respect to Homestore and any and all Settled Claims.

     B. As of the Effective Date, Lead Plaintiff CalSTRS and each member of the Class, on behalf of themselves, and each of their respective predecessors, successors, parents, subsidiaries, affiliates, heirs, executors, trustees, administrator and representatives, releases and forever discharges each and every one of the Settled Claims against the Released Homestore Parties, and shall forever be barred and enjoined from commencing, instituting or maintaining any of the Settled Claims against any of the Released Homestore Parties.

     C. With respect to the Settled Claims, the parties stipulate and agree that upon the Effective Date, CalSTRS and the members of the Class shall be deemed to have, and by operation of the Order and Final Judgment shall have expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to the provisions of
     Section 1542 of the California Civil Code, which provides:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the Debtor."

     CalSTRS acknowledges, and has been advised by Lead Counsel, and other members of the Class shall be deemed by operation of law to have acknowledged, that this release constitutes a full and complete release of claims known and unknown, in accordance with its terms, and that the inclusion of unknown claims in the settlement and release was separately bargained for and was a material condition of this settlement. CalSTRS and other members of the class hereby waive the provisions of Section 1542 of the California Civil Code and of any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to such provisions with respect to all Settled Claims.

4. SETTLEMENT DISCHARGE AND BAR ORDER. At the time of or prior to Settlement Hearing, the parties to this Stipulation shall submit for entry by the Court, if the Court approves the settlement provided for herein, a Bar Order pursuant to Section 201(a)(7) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. Section 78u-4(f)(7), providing for the maximum protection to which Homestore is entitled under the law with respect to discharge and bar of all future claims for contribution or indemnity by other persons, arising out of or in any way related to the Action, whether under federal, state or common law, or any other principle of law or equity. The Bar Order to be entered by the Court as part of the Final Judgment shall be substantially in the following form:

     "1. All claims for contribution and indemnification, however denominated, against Homestore arising under the federal securities laws, state law or common law with respect to the events that are subject of the Action, in favor of persons, including but not limited to the Individual Defendants, Dismissed Defendants and Other Settling Defendants in this Action, who are alleged to be joint tortfeasors with Homestore in the Released Claims and based upon liability for, or arising out of or relating in any way to, the Released Claims are extinguished, discharged, barred, satisfied and/or otherwise unenforceable.

     2. All Persons, including but not limited to the Individual Defendants, Dismissed Defendants and Other Settling Defendants, are hereby barred and permanently enjoined, to the fullest extent allowed by law, from asserting, instituting or prosecuting in any capacity, before any court or governmental agency, any action or proceeding against Homestore for equitable, partial, comparative, or complete contribution, subrogation, or indemnity, however denominated, based upon liability for, or arising out of or relating in any way to the Released Claims, and the Court finds that all such claims are extinguished, discharged, satisfied and made unenforceable."

5.   ALLOCATION OF FUTURE D&O INSURANCE PROCEEDS.

     A. In the event that Homestore in the future receives any payments (whether by way of settlement, judgment or otherwise) from its Directors & Officers Liability Insurance Carriers as a result of Homestore's pending claims arising from the Action, one half of the net recovery of such payments from the Insurance Carriers to Homestore (after payment of any unreimbursed past or future attorneys' fees and costs by Homestore arising from efforts to recover such payments) shall be paid by Homestore into the Escrow Account for the benefit of the Plaintiff Class.

     B. Homestore shall make reasonable efforts to pursue its pending claims against its Directors & Officers Liability Insurance Carriers arising from the Action, and shall consult with counsel for CalSTRS with respect to settlement of, or a decision to abandon, such claims. In the event that CalSTRS disagrees with Homestore's decision with regard to settlement or abandonment of such insurance claims, the matter will be submitted to the Mediator, who will make final, binding and non-appealable determination with respect to the settlement, abandonment or further pursuit of such claims. The Mediator's authority with respect to disputes under this Agreement relating to insurance claims and proceeds shall continue after the Settlement Hearing.

6. CORPORATE GOVERNANCE. Homestore shall adopt the Principles Relating to Corporate Governance, attached hereto as Exhibit F.

7. CONTINUING COOPERATION IN CONNECTION WITH PENDING LITIGATION. Notwithstanding Final Approval of this Settlement, Homestore agrees that it will reasonably cooperate with counsel for the Plaintiff Class in making Company personnel who have relevant testimony with respect to the matters at issue in the Action available for deposition and trial without the necessity of subpoena. Nothing herein shall prevent either Homestore or such witnesses from asserting legal objections to discovery otherwise available to them.

8. ORDER FOR NOTICE AND HEARING. Promptly after execution of the Stipulation, Lead Counsel shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an Order for Notice and Hearing, substantially in the form of Exhibit C hereto, requesting inter alia certification of a Class for purposes of this settlement, the preliminary approval of the Settlement set forth in this Stipulation, and approval of the mailing of the Notice and Publication of the Publication Notice, substantially in the form of Exhibits B and E hereto, and informing the Court, inter alia, that the parties will rely on the registration exemption provided by Section 3(a)(10) of the Securities Act for the issuance of the Shares, based on the Court's approval of the Settlement. Lead Counsel shall also request that the Court schedule a Settlement Hearing to consider Final Approval of the Settlement after notice has been given to Members of the Class.

9. COSTS OF NOTICE. Homestore shall pay the reasonable Costs of Notice to the members of the Class following Preliminary Approval by the Court of this Settlement.

10.  ADMINISTRATION OF SETTLEMENT FUND.

     A. RESPONSIBILITY. Lead Counsel shall be responsible for supervising the administration of the Settlement and the Settlement Fund pursuant to the terms of this Stipulation and under the supervision of the Court. Except for its obligation to cooperate to the extent practicable in the production of information with respect to the identification of Class Members from Homestore's shareholder transfer records, as provided herein, and apart from paying the Costs of Notice, neither Homestore nor its counsel shall have any liability, obligation or responsibility for the administration of the Settlement and Settlement Fund, the allocation of the Settlement proceeds, or the review or challenging of claims of Members of the Class. The allocation of Settlement proceeds among Class Members shall be subject to a reasonable plan of allocation proposed by Lead Counsel and approved by the Court. Such plan of allocation is a matter separate and apart from the proposed Settlement between Plaintiffs and Homestore, and any decision by the Court concerning the plan of allocation shall not affect the validity of finality of the proposed Settlement.

B.   THE SETTLEMENT FUND.

           The Settlement Fund deposited into the Escrow Account shall be invested in instruments backed by full faith and credit to the United States Government or fully insured by the United States Government or an agency thereof and any proceeds shall be reinvested as they mature in similar instruments at their then current rates. The Escrow Agent for the Escrow Account shall bear all risk related to investment of the Settlement Fund.

           The Escrow Agent shall not disburse any part of the Settlement Fund except as provided in this Stipulation, by an order of the Court, or with the written agreement of counsel for Homestore and Lead Counsel.

     (i) Prior to the Effective Date and without further order of the Court, Lead Counsel may expend from the Settlement Fund up to $100,000 to pay reasonable costs and expenses associated with the administration of the Settlement. Such costs and expenses shall include, without limitation, the administrative expenses incurred and fees charged by the Claims Administrator in connection with processing the submitted claims, and the fees, if any, of the Escrow Agent. Lead Counsel may apply to the Court for additional administration funds as needed.

     (ii) Except as otherwise provided in this Stipulation, the Settlement Fund shall remain in escrow pending (1) Final Approval of the Settlement by the Court; (2) the expiration of all rights of appeal of the Order and Final Judgment, and (3) the final denial of any and all appeals or objections or collateral attacks or challenges to the Settlement.

C.   TAXES.

     (i) The parties hereto agree that the Settlement Fund is intended to be and shall be treated all times as a "qualified settlement fund" within the meaning of Treasury Regulation Section 1.468B-1, and that Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation Section 1.46B-2(k)(3) shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund (a) any taxes owed with respect to the Settlement Fund; and (b) expenses and costs incurred in connection with taxation of the Settlement Fund (including without limitation expenses of tax attorneys and/or accountants and mailing, administration, and distribution costs and expenses related to the filing or failure to file all necessary or advisable tax returns).

     (ii) All taxes of the Settlement Fund and all expenses and costs incurred in connection with taxation of the Settlement Fund shall be paid out of the Settlement Fund, and may be paid without prior order of the Court. The Settlement Fund shall indemnify and hold Homestore harmless for any taxes and related expenses (including without limitation taxes payable by reason of any such indemnification) if any, payable for any reason by Homestore by reason of the income earned on the Settlement Fund. Homestore shall notify Lead Counsel promptly if it receives any notice of any claim for taxes relating to the Settlement Fund.

11.  ATTORNEYS' FEES AND EXPENSES.

      A. Lead Counsel, on behalf of all Plaintiffs' counsel in the Action, may apply to the Court for an award from the Settlement Fund of attorneys' fees and reimbursement of reasonable expenses. Upon the granting of Final Approval of the Settlement by the Court, such attorneys' fees shall be paid from the Settlement Fund to Lead Counsel within five (5) business days of the award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to the obligation of each such Plaintiffs' counsel to refund to the Settlement Fund, within ten
      (10) days, the amount received by each plus accrued interest at the rate paid on the Escrow Account by the financial institution holding it, if and when, as a result of any appeal and/or further proceeding on remand, or successful collateral attack, the fee or cost award is reduced or reversed, if the award order does not become final, if the Settlement Fund itself is voided by any party as provided herein, or if the Settlement is later reversed or modified by any court.

      B. The procedure for and the allowance or disallowance of any applications by Plaintiffs' Counsel for attorneys' fees and expenses to be paid out of the Settlement Fund are not part of the Settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation, and any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, nor affect or delay the finality of the Judgment approving the Stipulation and the Settlement set forth therein.

      C. Homestore shall have no responsibility for, and no liability whatsoever with respect to, any payment to Plaintiffs' counsel from the Settlement Fund. Homestore shall have no responsibility for, and no liability whatsoever with respect to the allocation among Plaintiffs' counsel, and/or any other Person who may assert some claim to, any attorneys' fee and expense award that the Court may make in the Action.

12.   DISTRIBUTION TO AUTHORIZED CLAIMANTS.

      A. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the Settlement Fund based upon each Authorized Claimant's Recognized Loss (as defined in the Plan of Allocation described in the Notice annexed hereto as Exhibit B, or in such other Plan of Allocation as the Court approves). Homestore will have no responsibility for, or involvement in, reviewing or challenging claims.

      B. The Plan of Allocation proposed in the Notice is not a necessary term of this Stipulation, and it is not a condition of this Stipulation that the Plan of Allocation be approved.

C. Any member of the Class who fails to submit a valid Proof of Claim will not be entitled to receive any of the proceeds from the Settlement Fund, but will be otherwise bound by all the terms of this Stipulation and the Settlement, including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Homestore Parties with respect to the Settled Claims.

D. For purposes of determining the extent, if any, to which a Class member shall be entitled to be treated as an "Authorized Claimant" the following conditions shall apply:

     (i) Each Class Member shall be required to submit a Proof of Claim (see attached Exhibit D), signed under penalty of perjury and supported by such documentation as described therein, including proof of the Claimant's loss, or such other documents or proof as Lead Counsel, in its discretion, may deem acceptable and subject to approval of the Court;

     (ii) All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court. Provided that it is received before the motion for the Class Distribution Order is filed, a Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed first-class postage prepaid and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator;

     (iii) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Lead Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph
     (v) below;

     (iv) Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to afford the Claimant the opportunity to remedy curable deficiencies in the Proof of Claim submitted. The Claims Administrator, under supervision of Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefore, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to review by the Court if the Claimant so desires and complies with the requirements of subparagraph (v) below;

     (v) If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (iv) above, serve upon the Claims Administrator a notice and statement of the reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting review thereof by the Court. If a dispute concerning the claim cannot otherwise be resolved, Lead Counsel shall thereafter present the request for review to the Court;

          (vi) The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court for approval by the Court in the Class Distribution Order.

     E. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to the Claimant's status as a Class Member and the validity and amount of the Claimant's Claim. No discovery shall be allowed on the merits of the Action or the Settlement in connection with processing Proofs of Claim.

     F. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class members whose claims are not approved by the Claims Administrator or the Court shall be barred from participating in distributions from the Settlement Fund, but shall otherwise be bound by all of the terms of this Stipulation and Settlement, including the terms of the Order and Final Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Homestore Parties with respect to the Settled Claims.

     G. All proceedings with respect to the administration, processing and determination of claims described in this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

     H. Any Member of the Class wishing to be excluded from the Class shall mail a written request for exclusion, in the manner set forth in the Order for Notice and Hearing attached hereto as Exhibit C.

     I. The net proceeds of the Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after: (i) all Claims have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefore has expired; (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefore has expired; and (iv) all costs of administration and Taxes have been paid.

13.  TERMINATION.

     A. Lead Plaintiff CalSTRS or Homestore shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so to the other party within ten (10) days of any of the following events:

                 (i) A decision by the Court declining to grant Preliminary Approval to the settlement or to enter the Order for Notice and hearing in any material respect;

                 (ii) A decision by the Court refusing to approve this Stipulation or any material part thereof;

                 (iii) a decision by the Court declining to enter the Order and Final Judgment in any material respect;

                 (iv) A decision by the Court of Appeals or the Supreme Court of the United States reversing or modifying in any material respect an Order and Final Judgment approving the Settlement.

          B. If prior to the Settlement Hearing, persons who otherwise would be members of the Class have filed with the Court timely Requests for Exclusion from the Class in accordance with the provisions of the Notice Order and the notice given pursuant thereto, and the number of shares purchased in the aggregate during the Class Period by such persons filing timely Requests for Exclusion exceeds the sum specified in an separate Supplemental Agreement between the parties, Homestore shall have, in its sole and absolute discretion, the option to terminate this Stipulation at any time prior to the Settlement Hearing in accordance with the procedures set forth in the Supplemental Agreement. The Supplemental Agreement will not be filed with the Court unless and until a dispute among the parties concerning its interpretation or application arises. Copies of all Requests for Exclusion received, together with copies of all written revocations of Requests for Exclusion shall be delivered to counsel for Homestore within three (3) business days of receipt, but in no event later than five (5) court days before the Settlement Hearing.

          C. Except as otherwise provided herein, in the event the Settlement is terminated or fails to become effective for any reason, then the parties to this Stipulation shall be deemed to have reverted to their respective legal status in the Action as of June 17, 2003, and the parties in the Action shall proceed in all respects as if this Stipulation and any related orders had not been entered; and any portion of the consideration by Homestore previously paid or deposited into escrow as provided for in Paragraphs 1, 2 and 5 of these Terms and Conditions, together with any interest earned thereon, less any taxes paid or due with respect to such income, less costs of notice actually incurred and paid or payable from such funds (not to exceed $100,000 without the prior approval of Homestore), and less the fees, if any, of the Escrow agent, shall be returned to Homestore.

14. RESOLUTION OF DISPUTES UNDER THIS AGREEMENT AND MEDIATOR'S CONTINUING JURISDICTION. The parties hereto agree that, prior to the Settlement Hearing, the Mediator shall retain continuing involvement in the Settlement process, and that any disputes between the parties to this Agreement with respect to interpretation of the terms or provisions of this Agreement shall be submitted to the Mediator for resolution, whose decision with respect to such dispute shall be final, binding and non-appealable.

15. CONFIDENTIALITY. Except as required by law or otherwise agreed to beforehand, the parties shall keep the fact of and terms of this Settlement confidential until the filing with the Court of a request for Preliminary Approval of the Settlement.

16. NO ADMISSION OF WRONGDOING. This Stipulation and Settlement, whether or not consummated, and any negotiations, proceedings or agreements relating to the Stipulation or the Settlement, and any matters arising in connection with such settlement negotiations, proceedings or agreements:

          (a) shall not be described as, construed as, offered or received against Homestore or any of the Released Homestore Parties as evidence of and/or construed as or deemed to be evidence of any presumption, concession or admission by Homestore of the truth of any fact alleged by Plaintiffs in the Action, of the validity of any claim that was or could have been asserted in the Action or any other litigation, or of the deficiency of any defense that was or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault or wrongdoing on the part of Homestore or any of the Released Homestore Parties, or against the Lead Plaintiff or any members of the Class as evidence of any infirmity in the claims asserted in the Action;

          (b) shall not be described as, construed as, offered or received against Homestore or any of the Released Homestore Parties as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason against any of the parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, provided however that (i) if it is necessary to refer to this Stipulation to effectuate the provisions of the Stipulation, it may be referred to in such proceedings; and (ii) if this Stipulation is approved by the Court, Homestore or any of the Released Homestore Parties may refer to it to effectuate the liability protection granted them hereunder;

          (c) shall not be described or construed against Homestore or Lead Plaintiff or any member of the Class as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been awarded to Lead Plaintiff or the Class after trial;

          (d) shall not be described as, construed as or received in evidence as an admission, concession or presumption against Lead Plaintiff or any member of the Class that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the settlement amount.

17.  MISCELLANEOUS PROVISIONS

     A. All of the exhibits attached hereto are incorporated by reference and a part of this Stipulation.

     B. The parties to this Stipulation and Agreement of Settlement intend the settlement to be a full, final and complete resolution of the Settled Claims. Accordingly, the parties to this Stipulation agree not to assert in any forum that the Action was brought or defended in bad faith or without a reasonable basis. The parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure with respect to the maintenance, defense or settlement of the Action. The parties further agree that the amounts paid and the other consideration and terms of the settlement were negotiated at arms-length in good faith by the parties, and reflect a settlement that was reached voluntarily and willingly after consultation with experienced legal counsel.

C. This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all parties hereto or their legal successors-in-interest.

D. The headings herein are used for the purpose of convenience only and are not meant to have legal effect or meaning different than or beyond the terms of the provisions they reference.

E. The administration and consummation of the Settlement contemplated in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys' fees and expenses to Plaintiffs' counsel and enforcing the terms of this Stipulation.

F. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

G. This Stipulation and its exhibits constitute the entire agreement among the parties hereto concerning the Settlement of the Action as against Homestore, and no representation, warranties, or inducements have by made by any party hereto concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.

H. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument, provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

I. This Stipulation shall be binding when signed, but the Settlement shall be effective only on condition that the Effective Date occurs.

J. This Stipulation shall be finding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

K. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of California without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

L. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties; it being recognized and acknowledge that it is the result of arms'-length negotiations between sophisticated parties represented by experienced counsel, and that all parties have contributed substantially and materially to the preparation of this Stipulation.

M. All persons executing this Stipulation and any of the Exhibits hereto, or any related settlement documents, warrant that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

N. The parties to this Stipulation, as well as Lead Counsel and Homestore's counsel, agree to cooperate fully with one another in seeking Court approval of the Order for Notice and Hearing, the Stipulation and the Settlement, and to agree promptly upon and execute all such other documentation as may be reasonably required to obtain Final Approval by the Court of the Settlement.


DATE: AUGUST 11, 2003              CALIFORNIA STATE TEACHERS RETIREMENT SYSTEM



                                   BY  /s/ CHRISTOPHER WARDELL
                                      -----------------------------------------
                                   ITS GENERAL COUNSEL
                                      -----------------------------------------


DATE: AUGUST 12, 2003              HOMESTORE, INC.



                                   BY  /s/ MICHAEL R. DOUGLAS
                                      -----------------------------------------
                                   ITS EXECUTIVE VICE PRESIDENT
                                       & GENERAL COUNSEL
                                      -----------------------------------------

                                   EXHIBIT A

                                                 The Honorable Marsha J. Pechman




JOSEPH W. COTCHETT (#36324)
BRUCE L. SIMON (#96241)
NANCI E. NISHIMURA (#152621)
PETER E. BORKON (#212596)
COTCHETT, PITRE, SIMON & MCCARTHY
San Francisco Airport Office Center
840 Malcolm Road, Suite 200
Burlingame, California 94010
(650) 697-6000

Counsel for Lead Plaintiff CalSTRS
and the Class

                          UNITED STATES DISTRICT COURT

                     FOR THE CENTRAL DISTRICT OF CALIFORNIA

                                WESTERN DIVISION

IN RE HOMESTORE.COM, INC.              )  Master File No. 01-CV-11115 MJP (CWx)
SECURITIES LITIGATION                  )
                                       )  CLASS ACTION
______________________________________ )
                                       )  [PROPOSED] FINAL JUDGMENT AND
                                       )  ORDER OF DISMISSAL WITH
This Document Relates To:              )  PREJUDICE AS TO DEFENDANT
                                       )  HOMESTORE, INC.
                                       )
                                       )
ALL ACTIONS.                           )
                                       )
______________________________________ )

     This matter has come before the Court to determine whether there is any cause why this Court should not approve the settlement set forth in the Stipulation and Agreement of Settlement ("Stipulation") dated as of August 12, 2003 relating to the above-captioned litigation. The Court, after carefully considering all papers filed and proceedings held herein and otherwise being fully informed in the premises, has determined (1) that the Settlement should be approved and (2) that there is no just reason for delay of the entry of this final judgment approving this Stipulation. Accordingly, the Court directs entry of Judgment which shall constitute final adjudication of this litigation on the merits as to the parties to the Stipulation. Good cause appearing therefore, it is:

     ORDERED AND ADJUDGED AND DECREED THAT:

     1. This Court has jurisdiction over the subject matter of this litigation, and all parties within this litigation and over the parties to the Stipulation, including all members of the Class and the Defendants.

     2. The definitions and terms set forth in the Stipulation are incorporated hereby as though fully set forth in this Judgment.

     3. The Court hereby finally approves and confirms the settlement in favor of Homestore, Inc. as set forth in the Stipulation and finds that said settlement is, in all respects, fair, reasonable and adequate to the Class pursuant to Rule 23 of the Federal Rules of Civil Procedure.

     4. All persons and entities who are Individual Defendants, Dismissed Defendants, Other Settling Defendants are hereby barred and enjoined from commencing, prosecuting or continuing either directly or indirectly, against the Released Homestore Parties, in this or any other jurisdiction, any and all claims, causes of action or lawsuits, which they had, have or in the future may have, arising out of or related to any of the Settled Claims as defined in the Stipulation.

     5. The Released Homestore Parties, are hereby and forever released and discharged with respect to any and all claims or causes of action which the Lead Plaintiff and Members of the Class had or have arising out of or related to any of the Settled Claims as defined in the Stipulation.

      6. The Court has considered and approved the proposed Bar Order language described in section 4 of the Settlement Agreement. Pursuant to the terms of the Bar Order:

      (A) All claims for contribution and indemnification, however denominated, against Homestore arising under the federal securities law, state law or common law with respect to the events that are the subject of the Action, in favor of any person, including but not limited to the Individual Defendants, Dismissed Defendants and Other settling Defendants in this Action, who are alleged to be joint tortfeasors with Homestore in the Released Claims and based upon liability for, or arising out of or relating in any way to, the Released Claims are extinguished, discharged, barred, satisfied and/or otherwise unenforceable.

      (B) All Persons, including but not limited to the Individual Defendants, Dismissed Defendants and Other Settling Defendants, are hereby barred and permanently enjoined, to the fullest extent allowed by law, from asserting, instituting or prosecuting in any capacity, before any court or governmental agency, any action or proceeding against Homestore for equitable, partial, comparative, or complete contribution, subrogation, or indemnity, however, denominated, based upon liability for, or arising out of or relating in any way to the Released Claims, and the Court finds that all such claims are extinguished, discharged, satisfied and made unenforceable.

      7. The notice given to the Class of settlement set forth in the Stipulation and the other matters set forth herein was the best notice practicable under the circumstances, including individual notice to all members of the Class who could be identified through reasonable efforts. Said notice provided due and adequate notice of these proceedings and of the matters set forth therein, including the proposed settlement set forth in the Stipulation, to all persons entitled to such notice, and said notice fully satisfied the requirements of Rules 23(c)(2) and 23(e) of the Federal Rules of Civil Procedure and the requirements of due process.

      8. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this settlement and any distribution to Class Members pursuant to further orders of this Court; (b) disposition of the Settlement Fund; (c) hearing and determining applications by the Lead Plaintiff for attorneys' fees, costs, expenses, including expert fees and costs, and interest; (d) the Class Actions until the final judgments contemplated hereby have become effective and each and every act agreed to by performed by the parties all have been performed pursuant to the Stipulation; (e) hearing and ruling on any proposed plan of allocation of settlement proceeds; and (f) all parties to the Class Actions and Released Homestore Parties for the purpose of enforcing and administering the Stipulation and Exhibits thereto and the mutual releases and other documents contemplated by, or executed in connection with the Stipulation.

     9. In the event that the settlement does not become effective in accordance with the terms of the Stipulation, then the Judgment shall be rendered null and void and shall be vacated and in such event, all orders entered and releases delivered in connection herewith shall be null and void and the parties shall be returned to their respective positions ex ante.

     10. Without affecting the finality of this Judgement in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this settlement and any award or distribution of the Settlement Fund, including interest earned thereon; (b) disposition of the Settlement Fund; (c) hearing and determining applications for attorneys' fees, costs, interest and expenses in the Litigation; and (d) all parties hereto for the purpose of construing, enforcing and administering the Stipulation.

     11. The Court finds, pursuant to Rule 54(a) and (b) of the Federal Rules of Civil Procedure, that this Final Judgment should be entered and further finds that there is no just reason for delay in the entry of this Judgment, as a Final Judgment as to the parties to the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith.

     IT IS SO ORDERED.

                                        Dated this ____ day of _________, 2003


                                        ______________________________________
                                        MARSHA J. PECHMAN
                                        UNITED STATES DISTRICT JUDGE


Presented by:


_________________________________
Bruce L. Simon (CA Bar #96241)

                                   EXHIBIT B

                                                 The Honorable Marsha J. Pechman





JOSEPH W. COTCHETT (#36324)
BRUCE L. SIMON (#96241)
NANCI E. NISHIMURA (#152621)
PETER E. BORKON (#212596)
COTCHETT, PITRE, SIMON & McCARTHY
San Francisco Airport Office Center
840 Malcolm Road, Suite 200
Burlingame, California 94010
(650) 697-6000

Counsel for Lead Plaintiff CalSTRS
and the Class


                          UNITED STATES DISTRICT COURT

                     FOR THE CENTRAL DISTRICT OF CALIFORNIA

                                WESTERN DIVISION



IN RE HOMESTORE.COM, INC.            )   Master File No. 01-CV-11115 MJP (CWx)
SECURITIES LITIGATION                )
                                     )   CLASS ACTION
-------------------------------------)   ------------
                                     )
                                     )   NOTICE OF PENDENCY AND
This Document Relates To:            )   PROPOSED PARTIAL SETTLEMENT
                                     )   OF CLASS ACTION
                                     )
                                     )
ALL ACTIONS.                         )
                                     )
-------------------------------------)

            NOTICE OF PENDENCY OF CLASS ACTION AND SETTLEMENT AS TO
                              HOMESTORE.COM, INC.

TO:  ALL PERSONS OR ENTITIES WHO PURCHASED OR OTHERWISE
     ACQUIRED THE COMMON STOCK OF HOMESTORE.COM, INC
     ("HOMESTORE" OR "THE COMPANY") DURING THE PERIOD FROM
     JANUARY 1, 2000 THROUGH DECEMBER 21, 2001 (THE "CLASS
     PERIOD"):

     PLEASE READ THIS ENTIRE NOTICE CAREFULLY. YOUR RIGHTS MAY BE AFFECTED BY THE LAWSUIT NOW PENDING IN THIS COURT. YOU MAY BE ENTITLED TO SHARE IN THE PROCEEDS OF THE SETTLEMENT DESCRIBED IN THIS NOTICE. TO CLAIM YOUR SHARE OF THIS FUND, YOU MUST SUBMIT A VALID PROOF OF CLAIM POSTMARKED ON OR BEFORE NOVEMBER 14, 2003.

     SECURITIES BROKERS AND OTHER NOMINEES: PLEASE SEE INSTRUCTIONS SET FORTH BELOW IN SECTION XV.

     This Notice has been sent to you pursuant to Rule 23 of the Federal Rules of Civil procedure and an Order of the United States District Court for the Central District of California (the "Court"). The purpose of this Notice is to inform you of the pendency and proposed partial settlement of this class action litigation and of the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the settlement. This Notice is not intended to be, and should not be construed as, an expression of any opinion by the Court with respect to the truth of the allegations in the Litigation or the merits of the claims or defenses asserted. This Notice describes the rights you may have in connection with the settlement and what steps you may take in relation to the settlement and this class action litigation.

     The proposed settlement creates a fund in the amount of $13 million in cash (the "Settlement Fund") and will include interest that accrues on the fund prior to distribution. The Settlement Fund will also include 20 million shares of Homestore common stock. Your recovery from this fund will depend on a number of variables, including the number of shares of Homestore common stock you purchased or acquired during the period January 1, 2000 to December 21, 2001, and the timing of your purchases and any sales.

     Lead Plaintiff and Homestore do not agree on the average amount of damages per share that would be recoverable if the Lead Plaintiff were to have prevailed on each claim alleged. The issues on which the parties disagree include: (1) the appropriate economic model for determining the amount by which Homestore common stock was allegedly artificially inflated (if at all) during the Class Period; (2) the amount by which Homestore common stock was allegedly artificially inflated (if at all) during the Class Period; (3) the effect of various market forces influencing the trading price of Homestore common stock at various times during the Class Period; (4) the extent to which external factors, such as general market and industry conditions, influenced the trading price of Homestore common stock at various times during the Class Period; (5) the extent to which the various matters that Lead Plaintiff alleged were materially false or misleading influenced (if at all) the trading price of Homestore common stock at various times during the Class Period; (6) the extent to which the various allegedly adverse material facts that Lead Plaintiff alleged were omitted influenced (if at all) the trading price of Homestore common stock at various times during the Class Period; and (7) whether the statements made or facts allegedly omitted were material, false, misleading or otherwise actionable under the securities laws.

     The Lead Plaintiff believes that the proposed settlement is a good recovery and is in the best interests of the Class. Because of the risks associated with continuing to litigate and proceeding to trial, there was a danger that Plaintiffs would not have prevailed on any of their claims, in which case the Class would receive nothing. The amount of damages recoverable by the Class was and is challenged by Homestore. Recoverable damages in this case are limited to losses caused by conduct actionable under applicable law and, had the litigation gone to trial, Homestore would have asserted that all or most of the losses of Class Members were caused by non-actionable market, industry or general economic factors. Homestore would also assert that throughout the Class Period the uncertainties and risks associated with the purchase of Homestore common stock were fully and adequately disclosed.

     Lead Plaintiff's Counsel has not received any payment for their services in connection to this Litigation on behalf of the Lead Plaintiff and the Members of the Class, nor have they been reimbursed for their substantial out-of-pocket expenditures. If the settlement is approved by the Court, counsel for the plaintiffs will apply to the Court for attorneys' fees not to exceed 10.5% of the Settlement Fund and reimbursement of out-of-pocket expenses not to exceed $350,000 to be paid from the Settlement Fund pursuant to the fee agreement with Lead Plaintiff herein as approved by the Court. All attorneys' fees and will be paid in cash and stock in the same proportion as received by Lead Plaintiff and members of the Class.

     For further information regarding this settlement you may contact; Peter Borkon, Cotchett, Pitre, Simon & McCarthy, 840 Malcolm Rd., Suite 200, Burlingame, CA, 94010, Telephone: (650) 697-6000.

I.   NOTICE OF HEARING ON PROPOSED SETTLEMENT

     A settlement hearing will be held on               , 2003 at          .m.
before the Honorable Marsha J. Pechman, United States District Judge, at the United States Courthouse, Western District of Washington, 1010 Fifth Ave., Seattle, Washington (the "Settlement Hearing"). The purpose of the Settlement Hearing will be to determine: (1) whether the settlement consisting of $13 million in and 20 million shares of Homestore common stock should be approved as fair, reasonable, and adequate for members of the Class; (2) whether the proposed plan to distribute the settlement proceeds (the "Plan of Allocation") is fair, reasonable, and adequate; (3) whether the application by Lead Plaintiff's Counsel for an award of attorneys' fees and expenses should be approved; and (4) whether the Litigation should be dismissed with prejudice as to Homestore. The Court may adjourn or continue the Settlement Hearing without further notice to the Settlement Class.

II.  DEFINITIONS USED IN THIS NOTICE

     1. "Class" means the Class to be certified, defined as all Persons (excluding Defendants, any members of their immediate families, any person, firm, trust, corporation, present or former officer, director, or other individual or entity in which any Defendant has a controlling interest or which is affiliated with any of the Defendants, and any legal representatives, agents, affiliates, heirs, successors-in-interest or assigns of any excluded party) who purchased or otherwise acquired Homestore.com, Inc. stock from January 1, 2000 through December 21, 2001.

     2. "Defendants" means Homestore, PricewaterhouseCoopers LLP, Stuart Wolff, Peter Tafeen and Homestore.

     3. "Dismissed Defendants" means: AOL Time Warner, Eric Keller, David Colburn, Cendant Corporation, L90, Akonix, City Realty, Classmates Online, CornerHardware, GlobeXplorer, Internet Pictures, PromiseMark, RevBox, Dorado Corporation, SmartHome and WizShop.

     4. "Related Parties" means each of a Defendants' past or present directors, officers, employees, partners, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants or auditors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of any Defendants family, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant's family, In addition, with respect to defendant Homestore "Related Parties" includes, without limitation, AOL Time Warner, Ric Keller, David Colburn, Cendant Corporation, L90, Akonix, City Realty, Classmates Online, CornerHardware, GlobeXplorer, Internet Pictures, PromiseMark, RevBox, Dorado Corporation, SmartHome and WizShop.

     5. "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined below), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of state or federal statutes, rules or regulations, by Lead Plaintiff or any Class Member against the Defendants and their Related Parties arising out of, based upon or related to both the purchase of Homestore common stock by Lead Plaintiff or any Class Member during the Class Period and the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in the Litigation. Released Claims also includes any and all claims arising out of, relating to, or in connection with the settlement or resolution of the Litigation.

     6. "Released Homestore Parties" means Homestore, its present or former assigns, affiliates, administrators, executors, successors, subsidiaries, attorneys, accountants, and auditors (except PricewaterhouseCoopers), experts, parents, predecessors, or related companies, and any of its or their present or former officers and directors, shareholders, employees, agents, or representatives, excluding Stuart Wolff, Peter Tafeen, John Giesecke, Joseph Shew, Sophia Losh, David Rosenblatt, John DeSimone, Jeff Kalina and the Dismissed Defendants.

     7. "Settlement Fund" means Thirteen Million Dollars ($13 million) in cash to be paid by wire transfer to the Escrow Agent pursuant to the Stipulation, plus all interest earned thereon and Twenty (20) million shares of Homestore common stock.

     8. "Unknown Claims" means any Released Claims which Lead Plaintiff or any Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Homestore Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Homestore Parties, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiff shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of the California Civil Code Section 1542, which provides:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Lead Plaintiff shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Lead Plaintiff and Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Lead Plaintiff shall expressly and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Lead Plaintiff acknowledges, and the Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

III. THE CLASS DEFINITION

     The Class includes: All persons (excluding Defendants, any members of their immediate families, any person, firm, trust, corporation, present or former officer, director, or other individual or entity in which any Defendant has a controlling interest or which is affiliated with any of the Defendants, and any legal representatives, agents, affiliates, heirs, successors-in-interest or assigns of any excluded party), who purchased Homestore.com, Inc. Stock from January 1, 2000 through December 21, 2001.

     This Notice is to advise you of the pendency and nature of this Class Action and your rights in connection with it.

IV. THE LITIGATION

     On and after December 27, 2001, the following actions were filed in the United States District Court for the Central District of California as securities class actions on behalf of purchasers or acquirers of Homestore.com, Inc. ("Homestore") common stock during a defined period of time.

(i)    Simpson v. Homestore, et al., Case No. 01-11115, Filed on December 27,
       2001;

(ii)   Hirsch v. Homestore, et al., Case No. 01-11190, Filed on December 28,
       2001;

(iii)  Schmalz v. Homestore, et al., Case No. 01-11194, Filed on December 28,
       2001;

(iv)   Nesco v. Homestore, et al., Case No. 02-00078, Filed on January 4, 2002;

(v)    Katz v. Homestore, et al., Case No. 02-00080, Filed on January 4, 2002;

(vi)   Britton v. Homestore, et al., Case No. 02-00104, Filed on January 4,
       2002;

(vii) Idoeta v. Homestore.com, et al., Case No. 02-00116, Filed on January 4, 2002;

(viii) Abbamondi, Betancourt v. Homestore, et al., Case No. 02-00136, Filed on January 7, 2002;

(ix) Keeling, Greenblat v. Homestore, et al., Case No. 02-00137, Filed on January 7, 2002;

(x)    Rosa v. Homestore, et al., Case No. 02-00216, Filed on January 8, 2002;

(xi)   Fink v. Homestore, et al., Case No. 02-00221, Filed on January 9, 2002;

(xii)  Seegar v. Homestore, et al., Case No. 02-00544, Filed on January 18,
       2002;

(xiii) Bienstock v. Homestore, et al., Case No. 02-00917, Filed on January 30, 2002;

     (xiv) Krim v. Homestore, et al., Case No. 02-01052, Filed on February 4, 2002;

     (xv) Applen v. Homestore, et al., Case No. 02-01095, Filed on February 5, 2002;

     (xvi) Berger v. Homestore, et al., Case No. 02-01100, Filed on February 5, 2002;

     (xvii) Reitzfeld v. Homestore, et al., Case No. 02-01277, Filed on February 11, 2002;

     (xviii) Goldstein v. Homestore, et al., Case No. 02-01337, Filed on February 13, 2002;

     (xix) Baratz v. Homestore, et al., Case No. 02-01341, Filed on February 13, 2002;

     These actions were consolidated for all purposes by an order entered on February 22, 2002. The consolidated actions are referred to herein collectively as the "Litigation."

     Lead Plaintiff CalSTRS was appointed by Court Order dated March 25, 2002. Their selection of Lead Counsel, Cotchett, Pitre, Simon & McCarthy, was approved by Court Order on May 30, 2002.

     The operative complaint in the Litigation is the First Amended
Consolidated Complaint for Violations of Federal Securities Laws (the "FACC"), filed November 15, 2002. The FACC alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder on behalf of a class of purchasers of Homestore common stock during the period January 1, 2000 through December 21, 2001.

V. CLAIMS OF THE LEAD PLAINTIFF AND BENEFITS OF SETTLEMENT

     Lead Plaintiff believes that the claims asserted in the Litigation have merit and that the evidence developed to date supports the claims. However, counsel for the Lead Plaintiff recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Litigation against Homestore through trial and through appeals. Counsel for the Lead Plaintiff also has taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Counsel for the Lead Plaintiff also is mindful of the inherent problems of proof under and possible defenses to the securities law violations asserted in the Litigation, as well as Homestore's current financial condition. Counsel for the Lead Plaintiff believes that the settlement set forth in the Stipulation confers substantial benefits upon the Class. Based on their evaluation, counsel for the Lead Plaintiff has determined that the settlement set forth in the Stipulation is in the best interests of the Lead Plaintiff and the Class.

VI. HOMESTORE'S STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY

     Homestore has denied and continues to deny each and all of the claims and contentions alleged by the Lead Plaintiff in this Litigation. Homestore expressly has denied and continues to deny all charges of wrongdoing or liability against it arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. Homestore also has denied and continues to deny, inter alia, the allegations that the Lead Plaintiffs or the Class have suffered damage, that the price of Homestore common stock was artificially inflated by reasons of alleged misrepresentations non-disclosures or otherwise, or that the Lead Plaintiff or the Class were harmed by the conduct alleged in the Complaint.

     Nonetheless, Homestore has concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Homestore also has taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Litigation. Homestore has, therefore, determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in the Stipulation.

VII. TERMS OF THE PROPOSED SETTLEMENT

     Homestore has paid or caused to be paid into an escrow account, pursuant to the terms of the Stipulation and Agreement of Settlement dated as of August 12, 2003 (the "Stipulation"), cash in the amount of $10 million which has been earning and will continue to earn interest for the benefit of the Class. Upon final approval, Homestore will cause an additional $3 million in cash and 20 million shares of its common stock to the escrow agent for the benefit of the Class.

     A portion of the settlement proceeds will be used for certain administrative expenses, including costs of printing and mailing this Notice, the cost of publishing a newspaper notice, payment of any taxes assessed against the Settlement Fund and costs associated with the processing of claims submitted. In addition, as explained below, a portion of the Settlement Fund may be awarded by the Court to counsel for Lead Plaintiff as attorneys' fees and for reimbursement of out-of-pocket expenses. The balance of the Settlement Fund (the "Net Settlement Fund") will be distributed according to the Plan of Allocation described below to Class Members who submit valid and timely Proof of Claim forms.

VIII. THE RIGHTS OF CLASS MEMBERS

     If you are a Class Member, you may receive the benefit of and you will be bound by the terms of the proposed settlement described in Section VII of this Notice, upon approval of it by the Court.

     If you are a Class member, you have the following options:

     1. You may file a Proof of Claim as described below. If you choose this option, you will remain a Class Member, you will share in the proceeds of the proposed settlement if your claim is timely and valid and if the proposed settlement is finally approved by the Court, and you will be bound by the Judgment and release described below.

     2. If you do not wish to be included in the Class and you do not wish to participate in the proposed settlement described in this Notice, you may request to be excluded. To do so, you must so state in writing no later than November 14, 2003. You must set forth: (a) your name, address and telephone number; (b) the number of shares of Homestore common stock purchased or acquired and the number of shares sold during the Class Period and the dates and prices of such purchase(s), acquisition(s) and/or sale(s); and (c) that you wish to be excluded from the Class. The exclusion request should be addressed as follows:

Claims Administrator
In Re Homestore.com, Inc. Securities Litigation
c/o Rust Consulting, Inc.
P.O. Box 1670
Faribault, MN 55021-1670

NO REQUEST FOR EXCLUSION WILL BE CONSIDERED VALID UNLESS ALL OF THE INFORMATION DESCRIBED ABOVE IS INCLUDED IN ANY SUCH REQUEST.

     If you validly request exclusion from the Class, (a) you will be excluded from the Class, (b) you will not share in the proceeds of the settlement described herein, (c) you will not be bound by any judgment entered in the Litigation, and (d) you will not be precluded, by reason of your decision to request exclusion from the Class, from otherwise prosecuting an individual claim, if timely against Homestore based on the matters complained of in the Litigation.

     3. If you do not request in writing to be excluded from the Class as set forth in paragraph 2 above, you will be bound by any and all determination or judgments in the Litigation in connection with the settlement entered into or approved by the Court, whether favorable or unfavorable to the Class, and you shall be deemed to have, and by operation of the Judgment shall have fully released all of the Released Claims against the Released Homestore Parties, whether or not you submit a valid Proof of Claim.

     4. You may object to the settlement and/or the application of Lead Plaintiffs' counsel for an award of attorneys' fees and reimbursement of expenses in the manner set forth below. The filing of a Proof of Claim by a Class Member does not preclude a Class Member from objecting to the settlement. However, if your objection is rejected you will be bound by the settlement and the Judgment just as if you had not objected.

     5. You may do nothing at all. If you choose this option, you will not share in the proceeds of the settlement, but you will be bound by any judgment entered by the Court, and you shall be deemed to have, and by operation of the Judgment shall have fully released all of the Released Claims against the Released Homestore Parties.

     If you are a Class Member, you may, but you are not required to, enter an appearance through counsel of your own choosing at your own expense. If you do not do so, you will be represented by Lead Plaintiff's Counsel: Cotchett, Pitre, Simon & McCarthy, 840 Malcolm Rd., Suite 200, Burlingame, CA 94010.

IX.  PLAN OF ALLOCATION

     The Net Settlement Fund will be distributed to Class Members who submit valid, timely Proof of Claim Forms ("Authorized Claimants") under the Plan of Allocation described below. The Plan of Allocation provides that you will be eligible to participate in the distribution of the Settlement Fund only if you have a net loss on all transactions in Homestore common stock during the Class Period.

     For purposes of determining the amount an Authorized Claimant may recover under the Plan of Allocation, Lead Plaintiff's Counsel have consulted with their damage consultants and the Plan of Allocation reflects an assessment of the damages that they believe could have been recovered had plaintiffs prevailed at trial.

     To the extent there are sufficient funds in the Net Settlement Fund, each Authorized Claimant will receive an amount equal to the Authorized Claimants's claim, as defined below. If, however, the amount in the Net Settlement Fund is not sufficient to permit payment of the total claim of each Authorized Claimant, then each Authorized Claimant shall be paid the percentage of the Net Settlement Fund that each Authorized Claimant's claim bears to the total of the claims of all Authorized Claimants. Payment in this manner shall be deemed conclusive against all Authorized Claimants.

     A claim will be calculated as follows:

     1. For shares of Homestore common stock that were purchased or acquired from January 1, 2000 through December 21, 2001;

          a.   Price inflation per share of common stock during the Class
               Period would be based on market and industry-adjusted percentage declines in the price of Homestore common stock on November 2, 2001, and January 2, 2002. The inflation per share would be further adjusted on a pro-rated basis according to the amounts Homestore's financial statement were restated. Changes in price inflation occurred on the following dates:
          October 20, 2000, January 26, 2001, April 26, 2001, July 26, 2001 and
          October 3, 2001. (These dates correspond to the days Homestore's earnings reports or changes in guidance were originally released, or in the case of aftermarket announcements, the next trading day.)

     b. Inflation as a percentage of share price during the Class Period is calculated as follows:

          -    From January 2, 2000 through October 19, 2000:         3.6%

          -    From October 20, 2000 through January 25, 2001:        7.1%

          -    From January 26, 2001 through April 25, 2001:         17.8%

          -    From April 26, 2001 through July 25, 2001:            35.7%

          -    From July 26, 2001 through October 2, 2001:           57.1%

          -    From October 3, 2001 through November 1, 2001:        71.3%

          -    From November 2, 2001 through December 21, 2001:      36.7%

     c.   Net dollar proceeds per share would be allocated as follows:

          i) Multiply the above percentage inflation applicable to the share purchase date by the share purchase price paid;

          ii) If the share was retained (not sold) after December 21, 2001, the net dollar proceeds are the amount calculated per i) above;

          iii) If the share was sold on or before December 21, 2001, multiply the above percentage inflation applicable to the share sale date by the sale price, and subtract that amount from the dollar value calculated per i) above. The resulting amount is the net dollar proceeds;

          iv) If the total amount calculated for all of one Class Member's transactions is negative, the net dollar proceeds equal zero.

     The Court has reserved jurisdiction to allow, disallow or adjust the claim of any Class Member on equitable grounds. Adjustments to the amount recovered by a claimant could occur based on the amount of claims made.

     Payment Pursuant to the Plan of Allocation set forth above shall be conclusive against all Authorized Claimants. No Authorized Claimant shall have any claim against Lead Plaintiff's Counsel or any claims administrator or Homestore or other agent designated by Lead Plaintiff's Counsel or Homestore or Homestore's counsel based on distributions made substantially in accordance with the Stipulation and the settlement contained therein, the Plan of Allocation, or further orders of the Court. All Class Members who fail to complete and file a valid and timely Proof of Claim and Release shall be barred from participating in distributions from the Settlement Fund (unless otherwise ordered by the Court), but otherwise shall be bound by all of the terms of the Stipulation, including the terms of any judgment entered and the releases given.

X.   PARTICIPATION IN THE SETTLEMENT

     If you fall within the definition of the Class, you will be bound by any judgment entered with respect to the settlement in the Litigation whether or not you file a Proof of Claim. If you choose, you may enter an appearance individually or through your own counsel at your own expense.

     TO PARTICIPATE IN THE DISTRIBUTION OF THE NET SETTLEMENT FUND, YOU MUST TIMELY COMPLETE AND RETURN THE PROOF OF CLAIM AND RELEASE FORM THAT ACCOMPANIES THIS NOTICE. The Proof of Claim and Release must be postmarked on or before November 14, 2003, and delivered to the Claims Administrator at the address below. Unless the Court orders otherwise, if you do not timely submit a valid Proof of Claim, you will be barred from receiving any payments from the Net Settlement Fund, but will in all other respects be bound by the provisions of the Stipulation and the Judgment.

XI.  DISMISSAL AND RELEASES

     If the proposed settlement is approved, the Court will enter a Final Judgment and Order of Dismissal with Prejudice with regard to Homestore ("Judgment"). The Judgment will dismiss the Released Claims with prejudice as to the Released Homestore Parties. The Judgment will provide that all Class Members shall be deemed to have released and forever discharged all Released Claims (to the extent Members of the Class have such claims) against all Released Homestore Parties and that the Released Homestore Parties shall be deemed to have released and discharged all Class Members and counsel to the Lead Plaintiffs from all claims arising out of the prosecution and settlement of the Litigation or the Released Claims.

XII. APPLICATION FOR FEES AND EXPENSES

     At the Settlement Hearing, counsel for Lead Plaintiff will request the Court to award attorneys' fees not to exceed 10.5% of the Settlement Fund, plus reimbursement of the expenses, not to exceed $350,000 which were advanced in connection with the Litigation, plus interest thereon. Such sums as may be approved by the Court will be paid from the Settlement Fund and will be comprised of cash and common stock pursuant to the fee agreement entered into between Lead Plaintiff and Lead Counsel. Class Members are not personally liable for any such fees or expenses.

     To date, Lead Plaintiffs' Counsel have not received any payment for their services in conducting this Litigation on behalf of the Lead Plaintiff and Members of the Class, nor have counsel been reimbursed for their substantial out-of-pocket expenses. The fee requested by Lead Plaintiff's Counsel will compensate counsel for their efforts in achieving the Settlement Fund for the benefit of the Class, and for their risk in undertaking this representation on a wholly contingent basis. The fee requested is well within the range of fees awarded to plaintiffs' counsel under similar circumstances in other litigation of this type.

XIII. CONDITIONS FOR SETTLEMENT

     The settlement is conditioned upon the occurrence of certain events described in the Stipulation. Those events include, among other things: (1) entry of the Judgment by the Court, as provided for in the Stipulation; and (2) expiration of the time to appeal from or alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions as of June 17, 2003.

XIV. THE RIGHT TO BE HEARD AT THE HEARING

     Any Class Member who objects to any aspect of the settlement, the Plan of Allocation, or the application for attorney's fees and expenses, may appear and be heard at the Settlement Hearing. Any such Person must submit a written notice of objection, received on or before November 14, 2003, to each of the following:

CLERK OF THE COURT       Lead Counsel for Plaintiffs    Counsel for Homestore
UNITED STATES            COTCHETT, PITRE,               O'MELVENY & MYERS
DISTRICT COURT           SIMON & MCCARTHY               LLP
CENTRAL DISTRICT OF      Peter E. Borkon                Robert H. Vanderet
CALIFORNIA               840 Malcolm Rd., Suite 200     400 South Hope Street
312 Spring St., Rm G-8   Burlingame, CA 94010           Los Angeles, CA 90071
Los Angeles, CA 90012

      The notice of objection must demonstrate the objecting Persons' membership in the Class, including the number of Homestore shares purchased, acquired and sold during the Class Period, and contain a statement of reasons for objection. Only Members of the Class who have submitted written notices in this manner will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.

XV.   SPECIAL NOTICE TO BANKS, BROKERS AND OTHER NOMINEES

      If you were a nominee for any beneficial owner of Homestore common stock (securities) during the Class Period, then, within ten (10) days after you receive this Notice, you must either: (a) provide the Claims Administrator with the names and addresses of such beneficial owners, PREFERABLY ON COMPUTER-GENERATED MAILING LABELS OR, IF THERE ARE MORE THAN 2,000, ON A 3 1/2" DISKETTE, CD-ROM OR ZIP/JAZ MEDIA, or, in the alternative, (b) send a copy of the Notice to all beneficial owners by first-class mail and provide the Claims Administrator with written confirmation of having done so. Additional copies of the Notice may be requested in writing from the Claims Administrator. All correspondence should be addressed as follows:

                              Claims Administrator
                In Re Homestore.com, Inc. Securities Litigation
                           c/o Rust Consulting, Inc.
                                 P.O. Box 1670
                            Faribault, MN 55021-1670

      You are entitled to reimbursement of any reasonable expenses actually incurred in connection with the foregoing, upon submission of a request and the appropriate supporting documentation to the Claims Administrator.

VI.   EXAMINATION OF PAPERS

      This Notice contains only a summary of the nature and history of the Class Action. For more detailed information, reference is made to the pleadings and orders of the Court. Pleadings, papers filed in this action, and orders of the Court are available for inspection during normal business hours at the Clerk's Office of the United States District Court for the Central District of California, Los Angeles Division, 312 N. Spring Street, Los Angeles, CA 90012.

      If you have any questions about the settlement of the Litigation, you may contact Lead Plaintiff's Counsel by writing

Bruce L. Simon/Peter E. Borkon
COTCHETT, PITRE, SIMON &
MCCARTHY
San Francisco Airport Office Center
840 Malcolm Road, Suite 200
Burlingame, California 94010
Telephone: (650) 697-6000
Facsimile: (650) 697-0577

PLEASE DO NOT TELEPHONE OR MAIL ANY INQUIRIES TO THE COURT.

                                  BY ORDER OF THE COURT:



Dated____________, 2003           ____________________________________
                                  MARSHA J. PECHMAN
                                  UNITED STATES DISTRICT JUDGE


Presented by:




______________________________
Bruce L. Simon (CA Bar #96241)

                                   EXHIBIT C

                                                 The Honorable Marsha J. Pechman





JOSEPH W. COTCHETT (#36324)
BRUCE L. SIMON (#96241)
NANCI E. NISHIMURA (#152621)
PETER E. BORKON (#212596)
COTCHETT, PITRE, SIMON & McCARTHY
San Francisco Airport Office Center
840 Malcolm Road, Suite 200
Burlingame, California 94010
(650)697-6000

Counsel for Lead Plaintiff CalSTRS
and the Class


                          UNITED STATES DISTRICT COURT

                     FOR THE CENTRAL DISTRICT OF CALIFORNIA

                                WESTERN DIVISION


In re HOMESTORE.COM, INC.              )  Master File No. 01-CV-11115 MJP (CWx)
SECURITIES LITIGATION                  )
                                       )  CLASS ACTION
_______________________________________)
                                       )  [PROPOSED] ORDER
                                       )  PRELIMINARILY APPROVING
This Document Relates To:              )  SETTLEMENT AND PROVIDING FOR
                                       )  NOTICE
                                       )
                                       )
ALL ACTIONS.                           )
                                       )
_______________________________________)

     WHEREAS, a class action is pending before the Court, entitle In re Homestore.com, Inc., Securities Litigation, Master File 01-11115-MJP (Cwx) (the "Litigation");

     WHEREAS, the Court has received the Stipulation of Settlement and Settlement Agreement with Homestore.com, Inc. ("Homestore") dated August 12, 2003 (the "Stipulation"), that has been entered into by the Lead Plaintiff and Homestore, and the Court has reviewed the Stipulation and its attached Exhibits A-D;

     WHEREAS, the parties having made application, pursuant to Federal Rule of Civil Procedure 23(e), for an order preliminarily approving the settlement of this Litigation, in accordance with the Stipulation which, together with the Exhibits annexed thereto sets forth the terms and conditions for a proposed settlement of the Litigation and for dismissal of the Litigation with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Stipulation and the Exhibits annexed thereto; and

     WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Stipulation;

     NOW, THEREFORE, IT IS HEREBY ORDERED:

     1. The Court does hereby preliminarily approve the Stipulation and the Settlement set forth therein, subject to further consideration at the hearing on final approval of the Stipulation ("Final Approval Hearing") described below.

     2.   The Final Approval Hearing shall be held before this Court on        ,
2003 at     :   .m. (or at any adjourned time or times as the District Court may direct without further notice to Class Members) before the Honorable Marsha
J. Pechman in the United States District Courthouse, 1010 Fifth Avenue,
Seattle, Washington, for the purpose of determining (a) whether the proposed settlement of the Class Actions on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to the Lead Plaintiff and the Class and should be approved by the Court and therefore whether the Class Actions should be dismissed with prejudice as set forth in the Stipulation; (b) whether the proposed Plan of Allocation should be approved; and (c) whether the application of the Lead Plaintiff's counsel for payment of attorneys' fees, reimbursement of expenses and interest should be approved in the amount requested.

     3. The Court approves, as to form and content, the Notice of Pendency and Proposed Partial Settlement of Class Actions (the "Notice"), the Proof of Claim and Release form (the "Proof of Claim"), and the Summary Notice annexed as Exhibits 1, 2 and 3 hereto and finds that mailing and distribution of the Notice and the Proof of Claim and the publishing of the Summary Notice substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil procedure 23 and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Person entitled thereto.

     4. Lead Plaintiff's Counsel are hereby authorized to retain the firm of Rust Consulting, Inc. ("Claims Administrator") to supervise and administer the notice procedures as well as the processing of claims as more fully set forth below:

          a.   Not later than             , 2003 (the "Notice Date"), Lead
Plaintiff's Counsel shall cause a copy of the Notice and the Proof of Claim, substantially in the form annexed as Exhibits 1 and 2, to be mailed by first class mail to all Class Members who can be identified with reasonable effort.

          b.   Not later than             , 2003, Lead Plaintiff's Counsel shall
cause the Summary Notice to be published once in the national edition of the Wall Street Journal; and

          c. At least seven (7) days prior to the Final Approval Hearing, Lead Plaintiff's Counsel shall serve on Defendants' counsel and file with the Court proof, by affidavit or declaration, of such mailing and publication.

     5. All members of the Class and Released Homestore Parties shall be bound by all determination and judgments in the Class Actions concerning the settlement whether favorable or unfavorable to the Class or to the Released Homestore Parties.

     6. Class Members who wish to participate in the settlement shall complete and submit Proof of Claim forms in accordance with the instructions contained therein. Unless the Court orders otherwise, all Proof of Claim forms must be postmarked no later than the date specifically set forth in the Notice and Proof of Claim attached hereto. Any Class Member who does not timely submit a Proof of Claim shall be barred from sharing in the distribution of the

Settlement Fund, unless otherwise ordered by the Court.

     7. Nominees who purchased the common stock of Homestore during the period beginning January 1, 2000 through December 21, 2001, shall send the Notice and the Proof of Claim to all beneficial owners of Homestore securities within ten (10) days after receipts thereof, or send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) days of receipt thereof, in which event the Claims Administrator shall promptly mail the Notice of Proof of Claim to such beneficial owners. Lead Plaintiff's Counsel shall, if requested, reimburse banks, brokerage houses or other nominees solely for their reasonable out-of-pocket expenses incurred in providing notice to beneficial owners who are Class Members out of the Settlement Fund, which expenses would not have been incurred except for the sending of such Notice, subject to further order of this Court with respect to any dispute concerning such compensation.

     8. Any member of the Class may enter an appearance in the Class Actions, at his, her or its own expense, individually or through counsel of their own choice. Class Members who do not enter an individual appearance will be represented by Lead Plaintiff's Counsel.

     9. Pending final determination of whether the settlement should be approved, neither the Lead Plaintiff nor any other Class member or their respective predecessors, successors or assigns, either directly or indirectly, shall commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Settled Claims.

     10. Any member of the Class may appear and show cause, if he, she or it has any reason (a) why the proposed settlement of the Class Actions should or should not be approved as fair, reasonable and adequate, or why a judgment should or should not be entered thereon, (b) why the Plan of Allocation should or should not be approved, or (c) why attorneys' fees and expenses should or should not be awarded to counsel for the Lead Plaintiff; provided however, that no Class Member or any other Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the order approving the Plan of Allocation, or the attorney's fees and expenses awarded to counsel for the Lead Plaintiff unless that Person has delivered by hand or sent by first class mail written objections together with proof of that Person's membership in the Class, and copies of any papers and briefs such that they are received by Peter E. Borkon, Cotchett, Pitre, Simon & McCarthy, San Francisco Airport Office Center, 840 Malcolm Rd., Suite 200, Burlingame, California 94010 on or before November 14, 2003 and filed said objections, papers and briefs with the Clerk of the Court of the United States District Court for the Central District of California on or before November 14, 2003.
Any member of the Class who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed resolution reflected in the Settlement Agreement, to the fairness of the Plan of Allocation, or to the reasonableness of the application for attorneys' fees and expenses to counsel for the Lead Plaintiff, unless otherwise ordered by the Court.

     11. No Person who is not a Class Member or counsel to the Lead Plaintiff shall have any right to any portion of, or in the distribution of, the Settlement Fund unless otherwise ordered by the Court or otherwise provided in the Stipulation. The Court has been advised that if the terms and conditions of the settlement are approved, registration of the securities will not be required under Section 3(a)(10) of the Securities Act of 1933, as amended, by virtue of the Court's approval.

     12. All papers in support of the Stipulation, the Plan of Allocation, and any application by counsel of the Lead Plaintiff for attorneys' fees, reimbursement of expenses and interest, shall be filed with the Court and served no later than seven (7) days prior to the Final Approval Hearing.

     13. At or after the Final Approval Hearing, the Court shall determine whether the Plan of Allocation proposed by counsel for the Lead Plaintiff and any application for attorneys' fees, reimbursement of expenses and interest shall be approved.

     14. All reasonable expenses incurred in identifying and notifying Class Members, as well as administering the Settlement Fund, shall be paid out of the Settlement Fund pursuant to the terms set forth in the Stipulation. In the event the Stipulation is not approved by the Court, or otherwise fails to become effective, neither the Lead Plaintiff nor its counsel shall have any obligation to repay any amounts actually and properly disbursed from or incurred for the cost of administration, notice Taxes or Tax Expenses in accordance with the Stipulation.

     15. As provided in the Stipulation, neither the Stipulation nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as evidence of or an admission or concession by Defendants of the truth of any of the allegations in the Class Actions, or of any liability, fault or wrongdoing of any kind.

     15. The Court reserves the right to adjourn the date of the Final Approval Hearing without further notice to the members of the Class, and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement. The Court may approve the settlement, with such modification as may be agreed to by the Parties, if appropriate, without further notice to the Class.

     IT IS SO ORDERED.

                              Dated this ____ day of ______________, 2003


                              ___________________________________________
                              MARSHA J. PECHMAN
                              UNITED STATES DISTRICT JUDGE


Presented by:


_______________________________
Bruce L. Simon (CA Bar #96241)

                                   EXHIBIT D

                                                 The Honorable Marsha J. Pechman



JOSEPH W. COTCHETT (#36324)
BRUCE L. SIMON (#96241)
NANCI E. NISHIMURA (#152621)
PETER E. BORKON (#212596)
COTCHETT, PITRE, SIMON & MCCARTHY
San Francisco Airport Office Center
840 Malcolm Road, Suite 200
Burlingame, California 94010
(650) 697-6000

Counsel for Lead Plaintiff CalSTRS
and the Class

                          UNITED STATES DISTRICT COURT

                     FOR THE CENTRAL DISTRICT OF CALIFORNIA

                                WESTERN DIVISION

IN RE HOMESTORE.COM, INC.          )    Master File No. 01-CV-11115 MJP (CWx)
SECURITIES LITIGATION              )
                                   )    CLASS ACTION
___________________________________)
                                   )    PROOF OF CLAIM AND RELEASE
                                   )
This Document Relates To:          )
                                   )
                                   )
                                   )
ALL ACTIONS.                       )
                                   )
___________________________________)

I.   GENERAL INSTRUCTIONS

     1. To recover as a member of the Class based on your claims in the actions entitled In re Homestore.com, Inc., Securities Litigation, Master File 01-CV-11115-MJP (Cwx) (the "Litigation"), you must complete and, on page 10, hereof, sign this Proof of Claim and Release. If you fail to file a properly addressed (as set forth in paragraph 3 below) Proof of Claim and Release, your claim may be rejected and you may be precluded from any recovery from the Settlement Fund created in connection with the proposed settlement of the Litigation.

     2. Submission of this Proof of Claim and Release, however, does not assure that you will share in the proceeds of settlement in the Litigation.

     3. YOU MUST MAIL YOUR COMPLETED AND SIGNED PROOF OF CLAIM AND RELEASE POSTMARKED ON OR BEFORE NOVEMBER 14, 2003, ADDRESSED AS FOLLOWS:

Claims Administrator
In Re Homestore.com, Inc. Securities Litigation
c/o Rust Consulting, Inc.
PO Box 1670
Faribault, MN 55021-1670

     If you are NOT a Member of the Settlement Class (as defined in the "Notice of Pendency and Proposed Partial Settlement of Class Action") DO NOT submit a Proof of Claim and Release form.

     4. If you are a Member of the Class, and you do not timely request exclusion, you are bound by the terms of any judgment entered in the Litigation, WHETHER OR NOT YOU SUBMIT A PROOF OF CLAIM AND RELEASE.

II.  DEFINITIONS

     1.   "Defendants" means Homestore.com, Inc.

     2. "Released Homestore Persons" means Homestore.com, Inc., its present or former assigns, affiliates, administrators, executors, successors, subsidiaries, attorneys, accountants and auditors (except PricewaterhouseCoopers LLP), experts, parents, predecessors, or related companies, and any of its or their present or former officers and directors, shareholders, employees, agents, or representatives, excluding the Individual Defendants.

III. CLAIMANT IDENTIFICATION

     1. If you purchased Homestore common stock and held the certificate(s) in your name, you are the beneficial purchaser as well as the record purchaser. If, however, the certificate(s) were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial purchaser and the third party is the record purchaser.

     2. Use Part I of this form entitled, "Claimant Identification" to identify each purchaser of record ("nominee"), if different from the beneficial purchaser of Homestore securities which forms the basis of this claim. THIS CLAIM MUST BE FILED BY THE ACTUAL BENEFICIAL PURCHASER OR PURCHASERS, OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER OR PURCHASERS, OF THE HOMESTORE SECURITIES UPON WHICH THIS CLAIM IS BASED.

     3. All joint purchasers must sign this claim. Executors, administrators, guardians, conservators and trustees must complete and sign this claim on behalf of Persons represented by them and their authority must accompany this claim and their titles or capacities must be stated. The Social Security (or taxpayer identification) number and telephone number of the beneficial owner may be used in verifying the claim. Failure to provide the foregoing information could delay verification of your claim or result in rejection of the claim.

IV.  CLAIM FORM

     1. Use Part II of this form entitled "Schedule of Transactions in Homestore Common Stock" to supply all required details of your transaction(s) in Homestore common stock. If you need more space or additional schedules, attach separate sheets giving all of the required information in substantially the same form. Sign and print or type your name on each additional sheet.

     2. On schedules, provide all of the requested information with respect to all of your purchases and acquisitions and all of your sales of Homestore common stock which took place at any time beginning January 1, 2000 through December 21, 2001, inclusive (the "Class Period"), whether such transactions resulted in a profit or a loss. Failure to report all such transactions may result in the rejection of your claim.

     3. List each transaction in the Class Period separately and in chronological order, by trade date, beginning with the earliest. You must accurately provide the month, day and year of each transaction you list.

     4. The date of covering a "short sale" is deemed to be the date of purchase of Homestore common stock. The date of a "short sale" is deemed to be the date of sale of Homestore common stock.

     5. Broker confirmations or other documentation of your transactions in Homestore common stock should be attached to your claim. Failure to provide this documentation could delay verification of your claim or result in rejection of your claim.

                          UNITED STATES DISTRICT COURT
                         CENTRAL DISTRICT OF CALIFORNIA
                     In re Homestore.com, Inc. Sec. Litig.
                      Master File No. 01-CV-11115-MJP(CWx)

                       Must be Postmarked No Later Than:


                          _____________________, 2003

                              Please Type or Print


PART I: CLAIMANT IDENTIFICATION


___________________________________________________
Beneficial Owner's Name (First, Middle, Last)

___________________________________________________
Street Address

____________________               __________________________
City                               State             Zip Code

____________________               __________________________
Foreign Province                   Foreign Country

____________________               ___________________Individual
Social Security Number No.
Taxpayer Identification Number     ___________________Corporation/Other

_________  _________________ (work)
Area Code  Telephone Number

_________  _________________ (home)
Area Code  Telephone Number

_______________________________________________________________________________
Record Owner's Name (if different from beneficial owner listed above)


PART II: SCHEDULE OF TRANSACTIONS IN HOMESTORE COMMON STOCK

A. Number of shares held at the beginning of trading on January 1, 2000: _____________________________

B. Purchases and Acquisitions (January 1, 2000 - December 21, 2001, inclusive) of Homestore common stock:


Trade Date                  Number of                   Total
Mo. Day. Year               Shares Purchased            Purchase Shares

1. ____________________     1. ____________________     1. ____________________
2. ____________________     2. ____________________     2. ____________________
3. ____________________     3. ____________________     3. ____________________
4. ____________________     4. ____________________     4. ____________________

IMPORTANT: Identify by number listed above all purchases in which you covered a "short sale": __________________________________________________________________

C. Sales (January 1, 2000 - December 21, 2001, inclusive) of Homestore common stock:

Trade Date                  Number of                   Total
Mo.    Day.   Year          Shares Purchased            Purchase Shares
___    ____   ___           ________________

1.   __________________     1.   __________________     1.   ___________________

2.   __________________     2.   __________________     2.   ___________________

3.   __________________     3.   __________________     3.   ___________________

4.   __________________     4.   __________________     4.   ___________________

D. Number of shares of Homestore common stock held at close of trading on December 21, 2001: ______________________________________

If you require additional space, attach extra schedules in the same format as above. Sign and print your name on each additional page.

YOU MUST READ AND SIGN THE RELEASE ON PAGE TEN(10). FAILURE TO SIGN THE RELEASE MAY RESULT IN A DELAY IN PROCESSING OR REJECTION OF YOUR CLAIM.

V.   SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGMENTS

     I submit this Proof of Claim and Release under the terms of the Stipulation of Settlement described in the Notice. I also submit to the jurisdiction of the United States District Court for the Central District of California, with respect to my claims as a Class Member and for purposes of enforcing the release set forth herein. I further acknowledge that I am bound by and subject to the terms of any Judgment that may be entered in the Litigation. I agree to furnish additional information such as transactions in other Homestore securities (including options) to the Claims Administrator to support this claim if required to do so. I have not submitted any other claim covering the same purchases, acquisitions or sales of Homestore common stock during the Class Period and know of no other Person having done so on my behalf.

VI.  RELEASE

     1. I hereby acknowledge full and complete satisfaction of, and do hereby fully, finally and forever settle, release and discharge from the Released Claims Homestore.com, Inc. and each and all of the "Released Homestore Parties," defined as Homestore, its present or former assigns, affiliates, administrators, executors, successors, subsidiaries, attorneys, accountants and auditors (except PricewaterhouseCoopers LLP), experts, parents, predecessors, or related companies, and any of its or their present or former officers and directors, shareholders, employees, agents, or representatives, excluding the Individual Defendants.

     2. "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined below), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted, including without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violation of any state or federal statutes, rules or regulations, by any Lead Plaintiff or any Class Member during the Class Period and the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in the Litigation. Released Claims also includes any and all claims arising out of, relating to, or in connection with the settlement or resolution of the Litigation.

     3. "Unknown Claims" means any Released Claims which any Lead Plaintiff or Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Homestore Parties which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Homestore Parties, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiff shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code
          Section 1542, which provides:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Lead Plaintiff shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Lead Plaintiff and Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Lead Plaintiff shall expressly and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Lead Plaintiff acknowledges, and the Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

     4. This release shall be of no force or effect unless and until the Court approves the Stipulation of Settlement and Settlement Agreement and the Stipulation becomes effective on the Effective Date (as defined in the Stipulation).

     5. I (we) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part or portion thereof.

     6. I (we) hereby warrant and represent that I (we) have included information about all of my (our) transactions in Homestore common stock which occurred during the Class Period as well as the number of shares of Homestore common stock held by me (us) at the opening of trading on January 1, 2000, and at the close of trading on December 21, 2001.

                              SUBSTITUTE FORM W-9

      Request for Taxpayer Identification Number ("TIN") and Certification

                                     PART I


Name: __________________________________________________________________________

Check appropriate box:

____ Individual/Sole Proprietor                        ____ Pension Plan

____ Corporation             ____ Partnership          ____ Trust

____ IRA                     ____ Other

Enter TIN on appropriate line.

For individuals, this is your social security number ("SSN").

For sole proprietors, you must show your individual name, but you may also enter your business or "doing business as" name. You may enter either your SSN or your Employer Identification Number ("EIN").

For other entities, it is your EIN.

____ - ___ - _____                or              ____ - ___ - _____
Social Security Number                            Employer Identification Number


                                    PART II

                   For Payees Exempt From Backup Withholding

If you are exempt from backup withholding, enter your correct TIN in Part I and write "exempt" on the following line: _________________________________________


                                    PART III

                                 Certification

UNDER PENALTY OF PERJURY, I (WE) CERTIFY THAT:

     1.   The number shown on this form is my correct TIN; and

     2. I (we) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (a) I am (we are) exempt from backup withholding; or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the Internal Revenue Service that you are subject to backup withholding, you must cross out item 2 above.

                       SEE ENCLOSED FORM W-9 INSTRUCTIONS

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

I declare under penalty of perjury under the laws of the United States of America that the foregoing information supplied by the undersigned is true and correct.

Executed this ______ day of ______________,
                             (Month/Year)

in _____________________________, ________________________________.
             (City)               (State/Country)

                                  ________________________________
                                  (Sign your name here)

                                  ________________________________
                                  (Type or print your name here)

                                  ________________________________
                                  (Capacity of person(s) signing
                                  e.g. Beneficial Purchaser, Executor
                                  or Administrator)

                       ACCURATE CLAIMS PROCESSING TAKES A
                          SIGNIFICANT AMOUNT OF TIME.
                          THANK YOU FOR YOUR PATIENCE.


Reminder checklist:

     1.   Please sign the above release and declaration.

     2.   Remember to attach supporting documentation, if available.

     3.   Do not send original or copies of stock certificates.

     4.   Keep a copy of your claim form for your records.

     5. If you desire an acknowledgment of receipt of your claim form, please send it Certified Mail, Return Receipt Requested.

     6.   If you move, please send us your new address.

                                   EXHIBIT E

                                                 The Honorable Marsha J. Pechman





JOSEPH W. COTCHETT (#36324)
BRUCE L. SIMON (#96241)
NANCI E. NISHIMURA (#152621)
PETER E. BORKON (#212596)
COTCHETT, PITRE, SIMON & McCARTHY
San Francisco Airport Office Center
840 Malcolm Road, Suite 200
Burlingame, California 94010
(650) 697-6000

Counsel for Lead Plaintiff CalSTRS
and the Class


                          UNITED STATES DISTRICT COURT

                     FOR THE CENTRAL DISTRICT OF CALIFORNIA

                                WESTERN DIVISION



IN RE HOMESTORE.COM, INC.         )        Master File No. 01-CV-11115 MJP (CWx)
SECURITIES LITIGATION             )
                                  )        CLASS ACTION
__________________________________)
                                  )        SUMMARY NOTICE FOR
                                  )        PUBLICATION
This Document Relates To:         )
                                  )
                                  )
                                  )
ALL ACTIONS.                      )
                                  )
__________________________________)

     TO: ALL PERSONS OR ENTITIES WHO PURCHASED OR OTHERWISE ACQUIRED THE COMMON STOCK OF HOMESTORE.COM, INC. ("HOMESTORE" OR "THE COMPANY") DURING THE PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 21, 2000 (THE "CLASS PERIOD"):

     YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Central District of California, that a hearing will be held on
, 2003 at           .m., before the Honorable Marsha J. Pechman, at the William
Kenzo Nakamura United States Courthouse, 1010 Fifth Avenue, Seattle, WA 98104, for the purpose of determining (1) whether the proposed settlement of the claims in the Litigation for the sum of $13 million in cash and 20 million shares of Homestore common stock should be approved by the Court as fair, just, reasonable and adequate; (2) whether thereafter, this Litigation should be dismissed with prejudice as to the Released Homestore Parties, as set forth in the Stipulations of Settlement and Settlement Agreement dated August 12 2003; (3) whether the Plan of Allocation is fair, reasonable and adequate and therefore should be approved; and (4) whether the application of Lead Plaintiff's Counsel for the payment of attorneys' fees and reimbursement of expenses incurred in connection with this Litigation should be approved.

     If you purchased or acquired Homestore common stock during the period beginning January 1, 2000 through December 21, 2001, inclusive, your rights may be affected by the settlement of this Litigation. If you have not received a detailed Notice of Pendency and Proposed Partial Settlement of Class Action ("Notice") and a copy of the Proof of Claim and Release, you may obtain copies by writing to Claims Administrator, In Re Homestore.com, Inc. Securities Litigation c/o Rust Consulting, Inc. PO Box 1670 Faribault, MN 55021-1670. If you are a Class Member, in order to share in the distribution of the Net Settlement Fund, YOU MUST SUBMIT A PROOF OF CLAIM AND RELEASE no later than November 14, 2003, establishing that you are entitled to recovery.

     If you desire to be EXCLUDED from the Class, you must file a Request for Exclusion by November 14, 2003, in the manner and form explained in the detailed Notice referred to above. All Members of the Class who have not requested exclusion from the Class will be bound by any judgment entered in the Litigation pursuant to the Stipulation of Settlement.

     Any objection to the settlement must be mailed or delivered such that it is received by each of the following no later than November 14, 2003:

CLERK OF THE COURT
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
312 N. Spring St., Rm G-8
Los Angeles, CA 90012

Lead Counsel for Plaintiffs:

COTCHETT, PITRE, SIMON & MCCARTHY
PETER E. BORKON
840 Malcolm Rd., Suite 200
Burlingame, CA 94010

Counsel for Homestore:

O'MELVENY & MYERS LLP
Robert H. Vanderet
400 South Hope Street
Los Angeles, CA 90017

PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE REGARDING THIS NOTICE. If you have any questions about the settlement, you may contact plaintiffs' counsel at the address listed above.


IT IS SO ORDERED.

                                           Dated this    day of           , 2003
                                                      --        ----------


                                           -------------------------------------
                                           UNITED STATES DISTRICT JUDGE


Presented by:


------------------------------
Bruce L. Simon (CA Bar #96241)

                                   EXHIBIT F

                                   EXHIBIT F

                     HOMESTORE CORPORATE GOVERNANCE CHANGES

     The corporate governance policies set forth below shall be adopted within 30 days of the approval of the settlement by passing resolutions, and/or amendments to the By-Laws or Articles of Incorporation of Homestore, as described below, assuring that the policies are followed. These policies shall remain in place for at least five years from adoption thereof.

     No provision of these policies is intended to conflict with federal or state laws or regulations that impose stricter requirements than these policies. If during the five-year period of these policies, any policy shall come into conflict with a federal, state or other governing body's stricter laws or regulations, the applicable stricter law or regulation shall supercede the policies below.

Structure and Composition of the Board

1. The size of the Board of Directors not be increased above 11 directors nor decreased below 7 directors without shareholder approval.

2. Following the expiration of the current terms of the existing Board of Directors, the Board shall be a nonclassified Board and each Director who stands for election in the future shall stand for a two year term with no limit on the number of times a director may stand for reelection. To accomplish this, Board members up for election in 2005 may be elected to one further three year term; with subsequent terms to be the ordinary two year terms. This provision is subject to shareholder approval; Homestore shall submit this provision for shareholder approval as part of the next annual proxy statement following the effective date of the settlement.

3. The CEO, or any other member of senior management, shall not serve as the Chair of the Board of Directors; provided, however, the CEO may serve as the Chair of the Board of Directors on an interim basis not to exceed six months.

4. A majority of the Board of Directors shall consist of Independent Directors as set forth in the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") at
     Section 301, and further, that (I) the majority of directors, their families, and affiliated entities shall not serve as consultants, service providers, or be involved in any related party transaction with Homestore, its subsidiaries and affiliates; (ii) the majority of directors shall not be an officer of Homestore, its subsidiaries, and/or affiliates; (iii) the majority of directors shall not be affiliated with a not-for-profit entity which receives significant contributions from Homestore, its subsidiaries and/or affiliates; (iv) the majority of directors shall not receive, other than compensation for board service, payments arising solely from investments in the company's securities; compensation paid to a Family Member who is an employee of the company or a parent or subsidiary of the company (but not if such person is an executive officer of the company or any parent or subsidiary of the company), benefits under a tax-qualified retirement plan, or non-discretionary compensation, and reimbursement of ordinary and reasonable expenses related to Board service, remuneration in excess of $60,000 either directly, or indirectly, from Homestore, its subsidiaries and/or its affiliates; and (v) the majority of the Board members must be independent such that they have no relationship that, in the Board's opinion, would interfere with the exercise of independent judgment in fulfilling his or her responsibilities as a Board member. Each Board member's status as an Independent Director shall be reviewed at least annually by the Independent Directors.

5. All special committees of the Company's Board of Directors shall be composed entirely of Independent Directors as described above.

6. Corporate governance procedures shall be reviewed and re-evaluated on a regular basis, and in no case, less than bi-annually. Further, this review and re-evaluation process will be supervised by the Lead Independent Director, documented, and a report regarding the same will be prepared for presentation to the whole Board. This review and re-evalution process may be used by the Independent Directors to implement corporate governance changes that become necessary and are approved by the Board. During the five year period of these policies, any changes in the governance procedures set forth herein must be consented to by CalSTRS, such consent not to be withheld if the proposed changes are consistent with reasonable contemporaneous governance standards at the time of the proposed change. Any disputes over implementation of governance changes will be submitted to Judge Weinstein for final resolution under the dispute resolution provisions of the Settlement Agreement.

Independent Directors' Group

1. The Independent Directors of Homestore as described above will meet as a group (the "Independent Directors' Group"), without senior management and without any non-Independent Directors, at least once each fiscal quarter.

2. The Independent Directors' Group will be entitled, by a majority vote, to retain legal counsel, accountants, or other independent experts, at Homestore's expense, to advise the Independent Directors' Group concerning issues that arise in the exercise of its functions, responsibilities, and powers.

3. A Lead Independent Director shall be appointed, who shall be responsible for overseeing and supervising the corporate governance of Homestore, and assuring that all the corporate governance resolutions adopted hereunder are actually and effectively implemented. The Lead Independent Director will serve for a one year term, subject to reappointment by a majority vote taken of all Independent Directors each year thereafter. The Lead Independent Director may be any director, including the Chair, qualified as an Independent Director as described above. In addition to all other duties set forth above, the Lead Independent Director will:

     a. Coordinate, develop the agenda for, and moderate sessions of the Independent Director Group;

     b. Advise the Chair of the Board of Directors of Homestore as to an appropriate schedule of Board meetings in order to ensure that the Independent Directors will be able to perform their duties responsibly while not interfering with the flow of Homestore's operations. When scheduling Board meetings, efforts will be taken to maximize the personal attendance of directors;

     c. Provide the Chair with input as to the agenda for Board meetings and Committee meetings, including the items for discussion;

     d. Advise the Chair as to the quality, quantity, and timeliness of the flow of information from Homestore's senior management that is requested, necessary and/or appropriate for the Independent Directors to effectively and responsibly perform their duties. Homestore's senior

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
        management will be responsible for preparing materials for the Board, however, the Lead Independent Director may request the inclusion of additional material;

    e. Consult with the Chair concerning the retention of consultants who report directly to the Board of Directors of Homestore; and

    f. Act as principal liaison between the Independent Directors and the Chair on sensitive issues.

Nominating Committee

1. A Nominating Committee for the Board with distinct responsibilities shall be established and said committee shall be comprised entirely of Independent Directors as described above.

2. There shall be no requirement that the independent Nominating Committee consult with the CEO regarding the nomination and selection of Board members. The CEO will have no influence over the Committee in the nomination and selection process; however (1) the CEO may meet with a potential director; and (2) if the CEO has prior knowledge of a candidate, the CEO may provide information to the Committee in writing.

3. The independent Nominating Committee shall adhere to objective and independently verifiable criteria for the selection of Directors, which should take into account a diverse mix of competencies of the candidates including but not limited to:

    -   Accounting or finance background

    -   Business or management experience

    -   Internet and real estate industry knowledge

    -   Leadership and strategic planning experience

    -   Crisis response experience

    -   Existence of independence

4. A prescribed procedure for nominating Directors shall be established by Homestore including nomination information packages which address the qualifications of nominees in a standard format intended to allow easy comparison of the nominees on their competencies and independence.

5. In order to be re-nominated, Directors shall be subjected to the same evaluation process and criteria as newly nominated directors. In addition, re-nominated Directors must satisfactorily perform their duties as directors, and that Homestore adopt additional criteria to be applied by the Nominating Committee pertaining to matters such as attendance at meetings, preparedness, participation, candor and contributions to the strategic planning for the company.

6. Re-nomination on any other basis other than as described above should neither be expected nor guaranteed.

Compensation/Compensation Committee

1. The Management Development and Compensation Committee shall be comprised of Independent Directors as described above.

2. Homestore shall establish performance criteria and compensation incentives for senior management including but not limited to the CEO and CFO, and regularly review performance against those criteria and, further, that the Management Development and Compensation Committee have access to advisors on this subject who are independent of management. At a minimum, the criteria must ensure that the interests of senior management are consistent with the long-term interests of shareholders, that senior management is evaluated against peer groups, and that a significant portion of the total compensation of senior management is performance based.

3. These established objective and enforceable criteria for evaluating the performance of senior management at Homestore should be documented and contained within a performance evaluation report, which can be presented on a regular basis to the Committee.

4. A majority of the Board, and any of their affiliated entities in which they have and ownership interest, are prohibited from receiving, other than compensation for board service, payments arising solely from investments in the company's securities, compensation paid to a Family Member who is an employee of the company or a parent or subsidiary of the company (but not if such person is an executive officer of the company or any parent or subsidiary of the company), benefits under a tax-qualified retirement plan, or non-discretionary compensation, and reimbursement of ordinary and reasonable expenses related to Board service, remuneration in excess of $60,000 in any calendar year.

5.   Payment to Directors in stock options shall be prohibited.

6. The Company shall not enter into any related party transactions with Directors, or members of management, except to the extent that any such transaction is approved by the Audit Committee, is a transaction which is the subject of arms length negotiations, and has terms that would no worse than those that could be obtained by negotiating with an outside party. The policy will disfavor related party transactions with Directors, and members of management, and establish a presumption that such transactions are not favored; provided however that this provision shall not be construed as applying to transactions with the NAR and NAHB. In addressing such proposed transactions, the Committee shall look to the economic substance of the transactions and make such inquiries that challenge the form of the transactions as well as the reasons why the proposed transaction needs to be with a related party. Any related party transactions with NAR and NAHB with a value in excess of one million dollars shall be reviewed by the Audit Committee.

7.   Any repricing of options shall be done with shareholder approval.

8. The Company will comply with Sarbanes-Oxley regarding its agreements with Directors and management, and that no loans will be made to Directors or management nor any forgiveness of loans be provided to Directors or management by the Company, its subsidiaries or affiliates.

9. The Management Development and Compensation Committee shall examine existing compensation arrangements with current Directors, and to the extent that any remuneration to a Director, other than compensation for board service, payments arising solely from investments in the company's securities, compensation paid to a Family Member who is an employee of the company or a parent or subsidiary of the company (but not if such person is an executive officer of the company or any parent or subsidiary of the company), benefits under a tax-qualified retirement plan, or non-discretionary compensation, and reimbursement of ordinary and reasonable expenses related to Board service, exceeds $60,000 in a calendar year, objective and economically sound reasons for such compensation shall be given to and approved by the Committee; otherwise any such extraordinary arrangements will be terminated. All future employment agreements that contain terms relating to reimbursement for corporate travel by private jet shall be reviewed by the Compensation Committee.

Internal Controls/Internal Audit Function

1. A written charter for the internal audit function shall be created. The charter shall include (1) adoption of a documented hierarchical structure of authority and responsibility within the business and accounting/financial function, (2) adoption of procedures for testing and investigating the integrity and reliability of its accounting and internal control systems, including periodic independent verification, (3) requirement that transactions between Homestore and related parties (e.g., management, owners, immediate families of management and owners, and other persons or entities that can significantly influence the management or policies of the business) receive appropriate authorization and are conducted at arm's length similar to transactions between Homestore and unrelated parties, and (4) a requirement that accounting or sales estimates, contingencies, allowances, expense deferrals and revenue accruals in unusual situations are evaluated and approved by designated, competent, and knowledgeable personnel as well as the CEO and CFO of the Company.

2. The Company's internal audit department, or persons responsible for the internal audit function, shall have sufficient authority to perform its function, and report independently to both senior management and the Audit Committee of the Board of Directors, on a periodic basis (at least quarterly), to discuss internal controls and other issues related to the integrity of the Company's financial statements.

3. The Company shall either engage independent auditors to give a report to the Board of Directors evaluating internal controls on an annual basis as part of

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
     the audit of financial statements, or specifically engage the auditor to perform a review or audit of internal control, on an annual basis, with proposals for any improvements and minimizing the risk of misstatement of the Company's financial reports.

Audit Committee

1. The Audit Committee of the Board shall consist of entirely independent Directors as described above.

2. The audit partner on the Homestore engagement shall be rotated every five years.

3.   The Company shall be prohibited from obtaining services set forth in
     Section 201 of Sarbanes-Oxley from its independent auditing firm, including but not limited to consulting services. The Company shall not be prohibited from retaining the audit firm to assist in tax matters.

4. The Company shall be prohibited from hiring of any partner or employee of Homestore's independent auditing firm, or former partner or former employee of said firm for a period of three years after that person leaves the firm, to serve as a member of management in the finance and accounting department of Homestore.

5. The Company shall be prohibited from retaining an independent auditing firm if any member of Homestore's senior management was a partner or employee of that firm within the prior two years. The Board of Directors may approve waiver of this provision if (i) the Company acquires a member of senior management who was a partner or employee of a retained independent auditing firm as a result of a future acquisition or (ii) if necessary to permit competition for retention by at least two national independent auditing firms.

6. The appointment, compensation and oversight of the independent auditing firm shall be performed by the Audit Committee of the Board, and not by company management.

7. The Audit Committee shall disclose the Company's arrangements with its independent auditing firm to the shareholders of Homestore in compliance with applicable legal requirements, at least annually.

8. The charter for the Audit Committee shall be revised to include the requirement that it regularly apprise the entire Board of its activities and any findings made in connection therewith. The Audit Committee shall also be required to prepare a quarterly written report to the Board summarizing its activities, conclusions, and recommendations, which said reports shall include, but not be limited to, the information required by Regulation S-K, Regulation 14A and Sarbanes-Oxley Section 407.

9. The charter for the Audit Committee shall be revised to include a provision that the Audit Committee shall have direct access to the Company's financial and legal advisors, that the Audit Committee shall have the right to hire independent advisors including counsel, CPAs, and other financial advisors to investigate any circumstances that come to the attention of the Committee related to the risk of financial misstatements or fraud, and that to the extent the Audit Committee chooses to investigate the same, it shall do so through completely independent persons.

Insider Trading Policy

1. The Company shall review its policy on avoidance of insider trading. To ensure compliance, the Board shall appoint a senior officer as the Compliance Officer. No senior management or director may trade without pre-clearance from the compliance officer. Every member of senior management and director will be subject to the policy, and required to learn its contents. The Compliance Officer shall put in place a program to ensure such senior management and directors are properly informed. The Board shall be responsible for overseeing the Compliance Officer, and the Independent Directors shall have unfettered access to the Compliance Officer as well as any information reviewed by him or her.

2. Pursuant to the Company's insider trading policy, if an officer or director intends to sell Company shares during a quarter and the shares represent a material percentage of his or her total stock and vested options, he or she must first consult with legal counsel of the Company before selling, and so certify to the Company's compliance officer no earlier than two business days prior to the first trade. With respect to any future option grants by the Company, the insider trading policies shall also prohibit the sale of stock by an insider during the time of any Company-sponsored open market buy-back program, shall require any member of senior management who exercises options after the date of approval of the settlement to retain 15 percent of the shares so acquired for at least six months and the term sale shall be broadly construed to include any loans, swaps and/or other contracts using shares of the Company.

3. Homestore shall ensure that all Director and members of senior management file all necessary reports required by the SEC, and that the program of compliance regarding insider trading be construed to be at least as restrictive as the rules of the NASDAQ and applicable federal securities laws and regulations.

Shareholder Nominated Director

  1. Shareholders can nominate one Independent Director pursuant to the following procedure:

          a. CalSTRS's designee, in coordination with the Chairman of the Board of Homestore, shall work cooperatively to identify potential qualified independent directors. As part of this process, CalSTRS's designee and the Chairman of the Board of Homestore shall contact a representative sample of shareholders owning more than 1% but less than 10% of Homestore's common stock in order to request that such shareholders be given an opportunity to provide names of potential candidates for Homestore's Board of Directors. CalSTRS's designee and the Chairman of the Board of Homestore shall perform a review of all identified candidates, including interviews of the potential candidates, if deemed appropriate, and submit the names of those individuals who are jointly determined to be qualified to the Nominating Committee for review. In the event CalSTRS is unable to submit a list of at least two qualified potential independent directors to the Nominating Committee for review, the size of the Homestore Board shall not be expanded. In the event that CalSTRS sells more than 50 percent of its shares in the Company measured as of the date it receives its additional shares under the Settlement Agreement, Homestore and CalSTRS shall confer in good faith about a new

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
     designee who shall fulfill the responsibilities of the CalSTRS's designee.

b. Homestore's Nominating Committee shall review the potential qualified candidates submitted to them as described above, and select from them the two determined to be qualified and the most appropriate to be added to Homestore's Board. In the event that fewer than two potential candidates are deemed qualified and appropriate by the Committee, CalSTRS's designee shall be advised of this decision and the reasons therefore, and shall then be given an opportunity to select additional candidates under the process described above. Once two candidates are identified by the Nominating Committee as being qualified and most appropriate from the list of candidates, the Committee shall recommend to the Board, and the Board, subject to its fiduciary duties, shall nominate at least one of the candidates so selected.

c. If the director selected pursuant to the above process ceases to be on the Board for any reason, CalSTRS's designee shall have the right to participate in the selection of a replacement director following that procedure.

d. After the initial election to the Board, the shareholder nominated Director shall be nominated by the Board at the next annual election to serve for an additional two year term; provided, however, that if such Director is unable to serve for any reason, or if the Board determines in good faith and reasonably that said Director should not be nominated, CalSTRS's designee shall have the right to participate in the selection of a replacement Director following the procedure set forth above.

e. In the event that the shareholder nominated Director dies, resigns, or is unable to serve for any reason, or if the Board determines in good faith and reasonably that the Director should not be nominated, CalSTRS's designee shall have the right to participate in the selection of a replacement Director following the procedure set forth above. It is the intent of this corporate governance policy that one shareholder nominated Director be on the Board.

Compliance


1. The CEO, CFO, and Audit Committee of the Board shall be jointly and severally responsible for the implementation and enforcement of a revenue recognition policy at Homestore which conforms with all relevant accounting standards, including GAAP, and is designed to prevent the types of transactions that led to the bringing of the action that is being settled hereby. Said revenue recognition policies shall be amended by the Board, with the assistance and input of the CEO, CFO, and Audit Committee so that the risk of misstatement of Homestore's financial reports is low, and that all employees of the Company involved in revenue recognition are fully apprised of the policies and the intent thereof.

2. CalSTRS shall be provided with reasonable information requested to assure itself that these corporate governance items are implemented and effective.


                                       12